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                                                                  EXECUTION COPY

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                          RYKOFF-SEXTON FUNDING CORPORATION,
                                     as Company,

                                 RYKOFF-SEXTON, INC.,
                                     as Servicer,

                BANK OF AMERICA NATIONAL TRUST & SAVINGS ASSOCIATION,
                               as Administrative Agent,

                           THE CHASE MANHATTAN BANK, N.A.,
                                     as Co-Agent,

                          THE CHASE MANHATTAN BANK, N.A. and
                              BANK OF AMERICA ILLINOIS,
                                as Initial Purchasers

                                         and

                                    CHEMICAL BANK,
                                      as Trustee

                              -------------------------

                               SERIES 1996-1 SUPPLEMENT

                               Dated as of May 16, 1996

                                          to

                                  POOLING AGREEMENT

                               Dated as of May 16, 1996

                              -------------------------

                             RS RECEIVABLES MASTER TRUST


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

                                  TABLE OF CONTENTS

                                                                            Page

                                      ARTICLE I

                                     DEFINITIONS............................  1

    SECTION 1.1.   Definitions..............................................  1

                                      ARTICLE II

                    DESIGNATION OF CERTIFICATES; PURCHASE AND SALE
                                OF THE VFC CERTIFICATES..................... 20

    SECTION 2.1.   Designation.............................................. 20
    SECTION 2.2.   The Series 1996-1 Certificates........................... 20
    SECTION 2.3.   Purchases of Interests in the VFC Certificates........... 21
    SECTION 2.4.   Delivery................................................. 21
    SECTION 2.5.   Procedure for Initial Issuance and for Increasing
                     the Series 1996-1 Invested Amount...................... 22
    SECTION 2.6.   Procedure for Decreasing the Series 1996-1 Invested
                     Amount; Optional Termination........................... 23
    SECTION 2.7.   Reductions of the Commitments............................ 24
    SECTION 2.8.   Interest; Commitment Fee................................. 25
    SECTION 2.9.   Indemnification by the Company and the Servicer.......... 25

                                     ARTICLE III

                             ARTICLE III OF THE AGREEMENT................... 27

    SECTION 3A.2.  Establishment of Trust Accounts.......................... 27
    SECTION 3A.3.  Daily Allocations. ...................................... 28
    SECTION 3A.4.  Determination of Interest................................ 31
    SECTION 3A.5.  Determination of Series 1996-1 Monthly Principal......... 33
    SECTION 3A.6.  Applications............................................. 34

                                      ARTICLE IV

                               DISTRIBUTIONS AND REPORTS.................... 35

    SECTION 4A.1.  Distributions............................................ 35
    SECTION 4A.2.  Daily Reports............................................ 36
    SECTION 4A.3.  Statements and Notices................................... 36

                                      ARTICLE V

                        ADDITIONAL EARLY AMORTIZATION EVENTS................ 37

    SECTION 5.1.   Additional Early Amortization Events..................... 37

                                      ARTICLE VI

                                    SERVICING FEE........................... 40

    SECTION 6.1.   Servicing Compensation................................... 40

                                     ARTICLE VII

                             CHANGE IN CIRCUMSTANCES........................ 41

    SECTION 7.1.   Illegality............................................... 41
    SECTION 7.2.   Requirements of Law...................................... 41
    SECTION 7.3.   Taxes.................................................... 42
    SECTION 7.4.   Indemnity................................................ 43
    SECTION 7.5.   Inability to Determine Eurodollar Rate................... 44

                                     ARTICLE VIII

                      REPRESENTATIONS AND WARRANTIES, COVENANTS............. 45

    SECTION 8.1.   Representations and Warranties of the Company and the
                   Servicer................................................. 45
    SECTION 8.2.   Covenants of the Company and the Servicer................ 45
    SECTION 8.3.   Covenants of the Servicer................................ 46
    SECTION 8.4.   Obligations Unaffected................................... 46

                                      ARTICLE IX

                                 CONDITIONS PRECEDENT....................... 47

    SECTION 9.1.   Conditions Precedent to Effectiveness of Supplement...... 47

                                      ARTICLE X

                                      THE AGENT............................. 50

    SECTION 10.1.  Appointment.............................................. 50
    SECTION 10.2.  Delegation of Duties..................................... 50
    SECTION 10.3.  Exculpatory Provisions................................... 50
    SECTION 10.4.  Reliance by Agents....................................... 51

    SECTION 10.5.  Notice of Servicer Default or Early Amortization
                   Event or Potential Early Amortization Event.............. 51
    SECTION 10.6.  Non-Reliance on Agents and Other Purchasers.............. 51
    SECTION 10.7.  Indemnification.......................................... 52
    SECTION 10.8.  The Agents in Their Individual Capacities................ 52
    SECTION 10.9.  Successor Administrative Agent........................... 53

                                      ARTICLE XI

                                    MISCELLANEOUS........................... 53

    SECTION 11.1.   Ratification of Agreement............................... 53
    SECTION 11.2.   Governing Law........................................... 53
    SECTION 11.3.   Further Assurances...................................... 53
    SECTION 11.4.   Payments................................................ 54
    SECTION 11.5.   Costs and Expenses...................................... 54
    SECTION 11.6.   No Waiver; Cumulative Remedies.......................... 54
    SECTION 11.7.   Amendments.............................................. 54
    SECTION 11.8.   Severability............................................ 55
    SECTION 11.9.   Notices................................................. 55
    SECTION 11.10.  Successors and Assigns.................................. 56
    SECTION 11.11.  Adjustments; Set-off.................................... 59
    SECTION 11.12.  Counterparts............................................ 59
    SECTION 11.13.  No Bankruptcy Petition.................................. 59
    SECTION 11.14.  Rating of VFC Certificates.............................. 60
    SECTION 11.15.  Limitation on Addition and Termination of Sellers....... 60
    SECTION 11.16.  Limitation on Division Transfers........................ 61

                                     ARTICLE XII

                                 FINAL DISTRIBUTIONS........................ 61

    SECTION 12.1. Certain Distributions..................................... 61

EXHIBITS

    Exhibit A Form of VFC Certificate, Series 1996-1
    Exhibit B Form of Subordinated Company Certificate, Series 1996-1 Exhibit C Form of Commitment Transfer Supplement
    Exhibit D Form of Daily Report
    Exhibit E Form of Monthly Settlement Statement
    Exhibit F Form of Notice of Increase
    Exhibit G Form of Participation Certification
    Exhibit H Form of UCC Certificate

SCHEDULES

    Schedule 1 Commitments
    Schedule 2 Trust Accounts

         SERIES 1996-1 SUPPLEMENT, dated as of May 16, 1996 (as amended, supplemented or otherwise modified from time to time, this "SUPPLEMENT"), among Rykoff-Sexton Funding Corporation, a Nevada corporation (the "COMPANY"), Rykoff-Sexton, Inc., a Delaware corporation ("RS"), as servicer (except where otherwise noted) (in such capacity, the "SERVICER"), the several banks or financial institutions parties to this Supplement as of the Issuance Date (collectively, the "INITIAL PURCHASERS"; each, individually, an "INITIAL PURCHASER"), the other financial institutions from time to time parties hereto as purchasers pursuant to Section 11.10, Bank of America National Trust and Savings Association ("BOFA"), in its capacity as Administrative Agent (the "ADMINISTRATIVE AGENT"), and The Chase Manhattan Bank, N.A. ("CHASE"), in its capacity as Co-Agent (the "CO-AGENT"), for the Purchasers (as hereinafter defined), and Chemical Bank, a New York banking corporation, in its capacity as Trustee (the "TRUSTEE") under the Agreement (as defined below).


                                W I T N E S S E T H :

         WHEREAS, the Company, the Servicer and the Trustee have entered into a Pooling Agreement, dated as of May 16, 1996 (as amended, supplemented or otherwise modified from time to time, the "AGREEMENT");

         WHEREAS, the Agreement provides, among other things, that the Company, the Servicer and the Trustee may at any time and from time to time enter into supplements to the Agreement for the purpose of authorizing the issuance on behalf of the Trust by the Company for execution and redelivery to the Trustee for authentication of one or more Series of Investor Certificates; and

         WHEREAS, the Company, the Servicer, the Trustee and the Initial Purchasers wish to supplement the Agreement as hereinafter set forth.

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby expressly acknowledged, the parties hereto agree as follows:


                                          I

                                     DEFINITIONS

         I.1. DEFINITIONS. (a) The following words and phrases shall have the following meanings with respect to Series 1996-1 and the definitions of such terms are applicable to the singular as well as the plural form of such terms and to the masculine as well as the feminine and neuter genders of such terms:

          "ABR": shall mean, for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greatest of (a) the Reference Rate in effect on such day, (b) the Base CD Rate in effect on such day plus 1% and (c) the Federal Funds


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                                                                               2

     Effective Rate in effect on such day plus 1/2 of 1%.  For purposes hereof:
     "REFERENCE RATE" shall mean the rate of interest per annum publicly announced (or, if not announced publicly, quoted internally) from time to time by the Administrative Agent as its reference rate in effect at its principal office in Chicago, Illinois; "BASE CD RATE" shall mean the sum of (a) the product of (i) the Three-Month Secondary CD Rate and (ii) a fraction, the numerator of which is one and the denominator of which is one minus the C/D Reserve Percentage and (b) the C/D Assessment Rate; "THREE-MONTH SECONDARY CD RATE" shall mean, for any day, the secondary market rate for three-month certificates of deposit reported as being in effect on such day (or, if such day shall not be a Business Day, the next preceding Business Day) by the Board of Governors of the Federal Reserve System or any successor thereto (the "BOARD") through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the Board, be published in Federal Reserve Statistical Release H.15(519) during the week following such day), or, if such rate shall not be so reported on such day or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately 10:00 A.M., New York
     City time, on such day (or, if such day shall not be a Business Day, on the next preceding Business Day) by the Administrative Agent from three New York City negotiable certificate of deposit dealers of recognized standing selected by it; and "FEDERAL FUNDS EFFECTIVE RATE" shall mean, for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it. Any change in the ABR due to a change in the Reference Rate, the Three-Month Secondary CD Rate or the Federal Funds Effective Rate shall be effective as of the opening of business on the effective day of such change in the Reference Rate, the Three-Month Secondary CD Rate or the Federal Funds Effective Rate, respectively.

          "ACCRUAL PERIOD" shall mean, for any Series, the period from and including a Distribution Date, or, in the case of the initial Accrual Period for such Series, the Issuance Date for such Series, to but excluding the succeeding Distribution Date.

          "ACCRUED EXPENSE AMOUNT" shall mean, for each Business Day during an Accrual Period, the sum of (i) one-tenth of the Series 1996-1 Monthly Interest (up to, but subject to adjustments for any Increase or Decrease in the Series 1996-1 Invested Amount, the amount thereof due and payable on the immediately succeeding Distribution Date and zero on each Business Day thereafter until such immediately succeeding Distribution Date), (ii) one-tenth of the Commitment Fee (up to the amount thereof due and payable on such immediately succeeding Distribution Date and zero on each Business Day thereafter until such immediately succeeding Distribution Date) payable to the VFC Certificateholders on

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                                                                               3

     such immediately succeeding Distribution Date, (iii) one-tenth of the Series 1996-1 Certificates' PRO RATA portion of the Servicing Fee (up to the Series 1996-1 Certificates' PRO RATA portion of the amount thereof due and payable on such immediately succeeding Distribution Date and zero on each Business Day thereafter until such immediately succeeding Distribution Date) and (iv) all Program Costs which have accrued since the preceding Business Day; PROVIDED, HOWEVER, that if by the tenth Business Day of an Accrual Period, the entire amount of (A) the Commitment Fee due and payable on such immediately succeeding Distribution Date, (B) the Series 1996-1 Monthly Interest, (C) the Series 1996-1 Certificates' PRO RATA portion of the Servicing Fee and (D) all accrued Program Costs, in each case for such Accrual Period, shall not have been transferred to the applicable Account, the Accrued Expense Amount for such tenth Business Day (and each Business Day thereafter until paid) shall also include the amount of such shortfall.

          "ACQUIRING PURCHASER" shall have the meaning assigned in subsection 11.10(c).

          "ADDITIONAL INTEREST" shall have the meaning assigned in subsection 3A.4(b).

           "AGED RECEIVABLES RATIO" shall mean, as of the last day of each Settlement Period, the percentage equivalent of a fraction, (i) the numerator of which shall be the sum of (A) the aggregate unpaid balance of Receivables that were 91-120 days past their respective original invoice dates as of such last day and (B) the aggregate amount of Receivables of the Sellers which were charged off as uncollectible prior to the day which is 91 days after their respective original invoice dates during such Settlement Period, and (ii) the denominator of which shall be the aggregate Principal Amount of Receivables originated by the Sellers during the third prior Settlement Period (excluding the Settlement Period ended on such day).

          "AGENTS" shall mean, collectively, the Administrative Agent and the Co-Agent and each of their respective successors and assigns (each, individually, an "AGENT").

          "AGGREGATE COMMITMENT AMOUNT" shall mean, with respect to any day, the aggregate amount of the Commitments of all Purchasers on such day, as reduced from time to time pursuant to Section 2.7.

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                                                                               4

          "APPLICABLE MARGIN" shall mean (i) for each Eurodollar Tranche, at any date of determination, the rate per annum set forth below, opposite the period set forth below during which such date falls, as the margin for such period:

     PERIOD                                                        MARGIN
                                                                   ------
     May 14, 1996 to but excluding November 14, 1996        1.00%
     November 14, 1996 to but excluding February 14, 1996           1.50%
     February 14, 1996 to but excluding May 14, 1997                2.25%
     May 14, 1997 and thereafter                            2.50%;

     and (ii) for the Floating Tranche, at any date of determination, the rate per annum set forth below, opposite the period set forth below during which such date falls, as the margin for such period:

     PERIOD                                                        MARGIN
                                                                   ------
     May 14, 1996 to but excluding November 14, 1996        0.00%
     November 14, 1996 to but excluding February 14, 1996           0.25%
     February 14, 1996 to but excluding May 14, 1997                1.00%
     May 14, 1997 and thereafter                            1.25%.

          "ARTICLE VII COSTS" shall mean any amounts due pursuant to Article
     VII.

          "ASSIGNMENT/PARTICIPATION CERTIFICATION" shall mean an assignment or participation certification, as the case may be, in substantially the form of Exhibit G hereto.

          "AVAILABLE PRICING AMOUNT" shall mean, on any Business Day, the sum of
     (i) the Unallocated Balance PLUS (ii) the Increase, if any, on such date.

          "BASE DAILY INTEREST EXPENSE" shall mean, for any day in any Accrual Period, the sum of (A) the product of (i) the portion of the Series 1996-1 Invested Amount (calculated with respect to all Purchasers without regard to clauses (d) and (e) of the definition of Series
     1996-1 Purchaser Invested Amount) allocable to the Floating
     Tranche on such day divided by 365 (or 366, as the case may be) and
     (ii) the ABR plus the Applicable Margin in effect on such day, and (B) the product of (i) the portion of the Series 1996-1 Invested Amount (calculated with respect to all Purchasers without regard to clauses (d) and (e) of the definition of Series 1996-1
     Purchaser Invested Amount) allocable to Eurodollar Tranches on such day divided by 360 and (ii) the weighted average Eurodollar Rate plus the Applicable Margin on such day in effect with respect thereto; PROVIDED, HOWEVER, that for any such day during the continuance of an Early Amortization Period, the "Base Daily Interest Expense" for such day shall be equal to the greater of (i) the sum of the amounts calculated pursuant to clauses (A) and (B) above and (ii) the product of
     (x) the Series 1996-1 Invested Amount on such day divided by 365
     (or 366, as the case may be) and (y) the ABR in effect on such day plus 2.0%.

          "BENEFITTED PURCHASER" shall have the meaning assigned in Section
     11.11.

          "BOARD" shall mean the Board of Governors of the Federal Reserve System of the United States or any successor thereto.

          "BOFA" shall have the meaning specified in the preamble hereto.

          "CARRYING COST RESERVE RATIO" shall mean, as of any Settlement Report Date and continuing until (but not including) the next Settlement Report Date, an amount (expressed as a percentage) equal to (a) the product of
     (i) 2.00 TIMES Days Sales Outstanding as of such day and (ii) 1.20 TIMES a rate per annum equal to the ABR as of such earlier Settlement Report Date plus 2%, DIVIDED BY (b) 365 (or 366, as the case may be).

          "C/D ASSESSMENT RATE" for any day pertaining to a Floating Tranche, the net annual assessment rate (rounded upwards, if necessary, to the next 1/100 of 1%) determined by the Administrative Agent to be payable on such day to the Federal Deposit Insurance Corporation or any successor (the "FDIC") (or any successor) for the FDIC's (or such successor's) insuring time deposits made in Dollars at offices of the Administrative Agent in the United States.

          "C/D RESERVE PERCENTAGE" for any day pertaining to a Floating Tranche, that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board, for determining the maximum reserve requirement for a Depositary Institution (as defined in Regulation D of the Board) in respect of new non-personal time deposits in Dollars having a maturity of 30 days or more.

          "CERTIFICATE RATE" shall mean, on any date of determination, the average (weighted based on the respective outstanding amounts of the Floating Tranche and each Eurodollar Tranche) of the ABR in effect on such day and the Eurodollar Rates in effect on such day PLUS, in each case, the respective Applicable Margins.

          "CHANGE IN CONTROL" shall mean the occurrence of any event the result of which causes the Company not to be a direct, wholly-owned Subsidiary of RS.

          "CHASE" shall have the meaning specified in the preamble hereto.

          "CLEAN-UP CALL AMOUNT" shall mean the Clean-Up Call Percentage of the maximum Series 1996-1 Invested Amount at any time during the Series
     1996-1 Revolving Period.

          "CLEAN-UP CALL PERCENTAGE" shall mean 10%.

          "COMMITMENT" shall mean, as to any Purchaser, its obligation to maintain and, subject to certain conditions, increase, its Series 1996-1 Purchaser Invested Amount, in an aggregate amount not to exceed at any one time outstanding the amount set forth opposite such Purchaser's name on
     Schedule 1 under the caption "Commitment", as such amount may be reduced from time to time as provided herein; collectively, as to all Purchasers, the "COMMITMENTS".

          "COMMITMENT FEE" shall have the meaning assigned in subsection 2.8(b).

          "COMMITMENT PERCENTAGE" shall mean, as to any Purchaser and as of any date, the percentage equivalent of a fraction, the numerator of which is such Purchaser's Commitment as set forth on Schedule 1 and the denominator of which is the Aggregate Commitment Amount as of such date.

          "COMMITMENT PERIOD" shall mean the period commencing on the Issuance Date and terminating on the date on which the Series 1996-1 Amortization Period commences.

          "COMMITMENT REDUCTION" shall have the meaning assigned in subsection 2.7(a).

          "COMMITMENT TERMINATION DATE" shall mean the earlier of (a) the Scheduled Revolving Termination Date and (b) the date on which the Commitments are terminated in whole pursuant to Section 2.7.

          "COMMITMENT TRANSFER SUPPLEMENT" shall have the meaning assigned in subsection 11.10(c).

          "D&P" shall mean Duff & Phelps Credit Rating Co. or any successor thereto.

          "DAILY INTEREST EXPENSE" shall mean, for any Business Day, an amount equal to (i) the amount of accrued and unpaid Base Daily Interest Expense in respect of such day PLUS (ii) the aggregate amount of all previously accrued and unpaid Base Daily Interest Expense PLUS (iii) the aggregate amount of all accrued and unpaid Additional Interest.

          "DAILY REPORT" shall mean a report prepared by the Servicer on each Business Day for the period specified therein, in substantially the form of Exhibit D.

          "DAYS SALES OUTSTANDING" shall mean, as of any Settlement Report Date and continuing until (but not including) the next Settlement Report Date, the number of days equal to the product of (a) 91 and (b) the amount obtained by dividing (i) the aggregate Principal Amount of Eligible Receivables by (ii) the aggregate Principal Amount of Receivables generated by the Sellers for the three Settlement Periods immediately preceding such earlier Settlement Report Date.

          "DECREASE" shall have the meaning assigned in Section 2.6.

          "DEFAULT RATIO" shall mean, for any Settlement Period, a ratio (expressed as a percentage) equal to the quotient of (a) the aggregate outstanding Principal Amount of all Receivables which are unpaid in whole or in part for more than 91 days after their respective original invoice dates on the last day of such Settlement Period, and (b) the aggregate outstanding Principal Amount of all Receivables on such last day.

          "DILUTION HORIZON" shall mean, (i) for the period from the Issuance Date until the sixth Settlement Report Date to occur thereafter, 12.21 days, and (ii) for each six-month period (beginning and ending on a Settlement Report Date) to occur after such initial period, as determined by the Servicer by selecting a random sample of approximately 500 Dilution Adjustment memos created during such period, the number of days (expressed as a dollar weighted average based upon the Dilution Adjustments for such period) from the occurrence of any event which gives rise to a Dilution Adjustment until a Dilution Adjustment memo is issued by the Servicer in accordance with the Policies.

          "DILUTION HORIZON FACTOR" shall mean (a) for the period from the Issuance Date until the sixth Settlement Report Date to occur thereafter, .407, and (b) for each six-month period (beginning and ending on a Settlement Report Date) to occur after such initial period, a fraction, (i) the numerator of which is the Dilution Horizon for such period and (ii) the denominator of which is 30; PROVIDED, HOWEVER, that if the Dilution Horizon Factor for any period is less than the Dilution Horizon Factor for the immediately preceding period, then the actual Dilution Horizon Factor for such current period shall be recalculated to equal a fraction, the numerator of which is equal to the average of the numerators used to calculate the Dilution Horizon Factor for such immediately preceding period and such current period and the denominator of which is 30.

          "DILUTION PERIOD" shall mean, as of any Settlement Report Date and continuing until (but not including) the next Settlement Report Date, the quotient of (i) the product of (A) the aggregate Principal Amount of Receivables which were originated by the Sellers during the Settlement Period immediately preceding such earlier Settlement Report Date and (B) the Dilution Horizon Factor then in effect and (ii) the aggregate Principal Amount of Eligible Receivables as of the last day of the Settlement Period preceding such earlier Settlement Report Date.

          "DILUTION RATIO" shall mean, for each Settlement Period, an amount (expressed as a percentage) equal to the aggregate amount of Dilution Adjustments made during such Settlement Period DIVIDED BY the aggregate Principal Amount of Receivables which were originated by the Sellers during such Settlement Period.

          "DILUTION RESERVE RATIO" shall mean, as of any Settlement Report Date and continuing until (but not including) the next Settlement Report Date, an amount (expressed as a percentage) which is calculated as follows:

          DRR = [(c * d) + [(e-d) * (e/d)]] * f

     Where:

          DRR = Dilution Reserve Ratio;

          c =  1.50;

          d = the average of the Dilution Ratio during the period of twelve consecutive Settlement Periods ending prior to such earlier Settlement Report Date;

          e = the highest Dilution Ratio for any Settlement Period during the period of twelve consecutive Settlement Periods ending prior to such earlier Settlement Report Date; and

          f =  the Dilution Period.

          "DISCOUNT RATE" shall mean, as of any date of determination, the sum of (a) the weighted average interest rate in effect with respect to the VFC Certificates as of the end of the Settlement Period immediately preceding the most recent Settlement Report Date and (b) an amount equal to (i) the aggregate amount of fees (other than the Servicing Fee and Program Costs) accrued with respect to the VFC Certificates during the Settlement Period immediately preceding the most recent Settlement Report Date DIVIDED BY
     (ii) the average daily Series 1996-1 Invested Amount during such Settlement Period.

          "EARLY AMORTIZATION EVENT" shall have the meanings assigned in Section
     5.1 of this Supplement and Section 7.1 of the Agreement.

          "EARLY AMORTIZATION PERIOD" shall have the meaning assigned in Section
     5.1 of this Supplement and Section 7.1 of the Agreement.

          "EFFECTIVE DATE" shall have the meaning assigned in Section 9.1.

          "ELIGIBLE RECEIVABLES PERCENTAGE" shall mean a percentage equal to (a) 100 percent, MINUS (b) the Ineligible Receivables Percentage.

          "EUROCURRENCY RESERVE REQUIREMENTS": for any day pertaining to a Eurodollar Tranche, the aggregate (without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board or other Governmental Authority having jurisdiction with respect thereto) dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of such Board) maintained by a member bank of the Federal Reserve System.

          "EURODOLLAR BASE RATE" shall mean, with respect to each day during each Eurodollar Period pertaining to a Eurodollar Tranche, the rate per annum determined by the Administrative Agent to be the arithmetic mean (rounded upward, if necessary, to the nearest 1/16th of 1%) of the rates of interest per annum notified to the Administrative Agent by BofA and Chase as the rate of interest at which Dollar deposits in the approximate amount of the portion of the Series 1996-1 Invested Amount allocable to such Eurodollar Tranche as of such day and having a maturity comparable to the Eurodollar Period applicable to such Eurodollar Tranche would be offered to prime banks in the London interbank market at their request at or about 11:00 a.m. (London time) on the second Business Day prior to the commencement of such Eurodollar Period.

          "EURODOLLAR PERIOD" shall mean, with respect to any Eurodollar
     Tranche:

               (a) initially, the period commencing on the Issuance Date or conversion date, as the case may be, with respect to such Eurodollar Tranche and ending one month thereafter (or such other period which is acceptable to the Purchasers and which in no event will be less than 15 days); and

               (b) thereafter, each period commencing on the last day of the immediately preceding Eurodollar Period applicable to such Eurodollar Tranche and ending one month thereafter (or such other period which is acceptable to the Purchasers and which in no event will be less than 15 days);

     PROVIDED THAT all Eurodollar Periods must end on the next Distribution Date and all of the foregoing provisions relating to Eurodollar Periods are subject to the following:

               (1) if any Eurodollar Period would otherwise end on a day that is not a Business Day, such Eurodollar Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Eurodollar Period into another calendar month, in which event such Eurodollar Period shall end on the immediately preceding Business Day;

               (2) any Eurodollar Period that would otherwise extend beyond the Scheduled Revolving Termination Date shall end on the Scheduled Revolving Termination Date; and

               (3) any Eurodollar Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Eurodollar Period) shall end on the last Business Day of the calendar month at the end of such Eurodollar Period.

          "EURODOLLAR RATE" shall mean, with respect to each day during each Eurodollar Period pertaining to a portion of the Series 1996-1 Invested Amount allocated to a Eurodollar Tranche, a rate per annum determined for such day in accordance with the following formula (rounded upwards, if necessary, to the nearest 1/100th of 1%):

                        EURODOLLAR BASE RATE
            ----------------------------------------
            1.00 - Eurocurrency Reserve Requirements

          "EURODOLLAR TRANCHE" shall mean a portion of the Series 1996-1 Invested Amount for which the Series 1996-1 Monthly Interest is calculated by reference to a Eurodollar Rate determined by reference to a particular Eurodollar Period.

          "FEDERAL FUNDS EFFECTIVE RATE" shall mean, for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it.

          "FLOATING TRANCHE" shall mean that portion of the Series 1996-1 Invested Amount not allocated to a Eurodollar Tranche for which the Series 1996-1 Monthly Interest is calculated by reference to the ABR.

         "INCREASE" shall have the meaning assigned in subsection 2.5(a).

         "INCREASE AMOUNT" shall have the meaning assigned in subsection 2.5(a).

         "INCREASE DATE" shall have the meaning assigned in subsection 2.5(a).

         "INELIGIBLE RECEIVABLES PERCENTAGE" shall mean the percentage equivalent of a fraction the numerator of which is the excess of the aggregate Principal Amount of Receivables on the last Business Day of the Series 1996-1 Revolving Period over the Aggregate Receivables Amount, as determined at the opening of business of the first Business Day of the Series 1996-1 Amortization Period, and the denominator of which is the aggregate Principal Amount of Receivables on the last Business Day of the Series 1996-1 Revolving Period.

          "INITIAL PURCHASERS" shall have the meaning specified in the recitals hereto.

          "INITIAL SERIES 1996-1 INVESTED AMOUNT" shall mean $110,000,000.

          "INITIAL SERIES 1996-1 SUBORDINATED CERTIFICATE AMOUNT" shall mean the Series 1996-1 Subordinated Certificate Amount in respect of the Issuance Date.

          "INTEREST SHORTFALL" shall have the meaning assigned in subsection 3A.4(b).

          "INVESTED PERCENTAGE" shall mean, with respect to any Business Day (i) during the Series 1996-1 Revolving Period, the percentage equivalent of a fraction, the numerator of which is the Series 1996-1 Allocated Receivables Amount as of the end of the immediately preceding Business Day and the denominator of which is the Aggregate Receivables Amount as of the end of the immediately preceding Business Day and (ii) during the Series 1996-1 Amortization Period, the percentage equivalent of a fraction, the numerator of which is the Series 1996-1 Allocated Receivables Amount as of the end of the last Business Day of the Series 1996-1 Revolving Period (PROVIDED THAT if during the Series 1996-1 Amortization Period, the amortization periods of all other Outstanding Series which were outstanding prior to the commencement of the Series 1996-1 Amortization Period commence, then, from and after the date the last of such Series commences its Amortization Period, the numerator shall be the Series 1996-1 Allocated Receivables Amount as of the end of the Business Day preceding such date) and the denominator of which is the greater of (A) the Aggregate Receivables Amount as of the end of the immediately preceding Business Day and (B) the sum of the numerators used to calculate the Invested Percentage for all Outstanding Series on the Business Day for which such percentage is determined.

          "ISSUANCE DATE" shall mean May 17, 1996.

          "LOSS RESERVE RATIO" shall mean, as of any Settlement Report Date and continuing until (but not including) the next Settlement Report Date, an amount (expressed as a percentage) which is calculated as follows:

          LRR =  [(a * b)/c] * d

     Where:

          LRR = Loss Reserve Ratio;

          a = the aggregate Principal Amount of Receivables originated by the Sellers during the three Settlement Periods immediately preceding such earlier Settlement Report Date;

          b = the highest three-month rolling average of the Aged Receivables Ratio that occurred during the period of twelve consecutive Settlement Periods preceding such earlier Settlement Report Date;

          c = for the period prior to the first Settlement Report Date, the difference between (i) the aggregate outstanding Principal Amount of all Receivables and (ii) the aggregate outstanding Principal Amount of all Defaulted Receivables, in each case, originated by the Sellers as of the last day of the Settlement Period preceding such earlier Settlement Report Date; and thereafter, the Aggregate Receivables Amount as of the last day of the Settlement Period preceding such earlier Settlement Report Date; and

          d =  1.50.

          "LOSS-TO-LIQUIDATION RATIO" shall mean, for any Settlement Period, a ratio (expressed as a percentage) equal to the quotient of (a) the difference, if any, between (i) the aggregate Principal Amount of Charged-Off Receivables with respect to such Settlement Period and the immediately preceding two Settlement Periods and (ii) the aggregate amount of Recoveries during such three Settlement Periods, and (b) the aggregate amount of Collections during such three Settlement Periods.

          "MAJORITY PURCHASERS" shall mean, on any day, Purchasers having, in the aggregate on such day, more than 50% of the Aggregate Commitment Amount.

          "MATERIAL ADVERSE EFFECT" shall mean, as used herein and, for so long as Series 1996-1 is an Outstanding Series, in the Agreement and any other Transaction Document, (i) with respect to any Seller, a materially adverse effect on the business, operations, property or condition (financial or otherwise) of such Seller and its Subsidiaries taken as a whole, (ii) with respect to a Seller or a Servicing Party, (a) a material impairment of the ability of such Seller or such Servicing Party, as the case may be, to perform its obligations under the Transaction Documents, (b) a material impairment of the validity or enforceability of any of the Transaction Documents against such Seller or such Servicing Party, (c) a material impairment of the collectibility of the Receivables taken as a whole or (d) a material impairment of the interests, rights or remedies of the Trustee or the Investor Certificateholders under or with respect to the Transaction Documents, (iii) with respect to the Company, (a) a materially adverse effect on the business, operations, property or condition (financial or otherwise) of the Company, (b) a material impairment of the ability of the Company to perform its obligations under any Transaction Document to which it is a party, (c) a material impairment of the validity or enforceability of any of the Transaction Documents against the Company, (d) a material impairment of the collectibility of the Receivables taken as a whole or (e) a material impairment of the interests, rights or remedies of the Trustee or the Investor Certificateholders under or with respect to the Transaction Documents or (iv) with respect to RS and its Subsidiaries taken as a whole,

     (a) a materially adverse effect on the business, operations, property or condition (financial or otherwise) of RS and its Subsidiaries taken as a whole, (b) a material impairment of the ability of the Company, any Servicing Party or any Seller to perform its obligations under the Transaction Documents, (c) a material impairment of the validity or enforceability of any of the Transaction Documents against any such Person,
     (d) a material impairment of the collectibility of the Receivables taken as a whole or (e) a material impairment of the interests, rights or remedies of the Trustee or the Investor Certificateholders under or with respect to the Transaction Documents.

          "MAXIMUM COMMITMENT AMOUNT" shall mean $110,000,000.

          "MINIMUM RATIO" shall mean, as of any Settlement Report Date and continuing until (but not including) the next Settlement Report Date, an amount (expressed as a percentage) which is calculated as follows:

          MR =  (a * b) + c

     Where:

          MR =  Minimum Ratio;

          a = the average of the Dilution Ratio during the period of the twelve consecutive Settlement Periods ending prior to such earlier Settlement Report Date;

          b =  the Dilution Period; and

          c =  9%.

          "MONTHLY INTEREST PAYMENT" shall have the meaning assigned in subsection 3A.6(a).

          "NON-EXCLUDED TAXES" shall have the meaning assigned in subsection 7.3(a).

          "OPTIONAL TERMINATION DATE" shall have the meaning assigned in subsection 2.6(d).

          "OPTIONAL TERMINATION NOTICE" shall have the meaning assigned in subsection 2.6(d).

          "PARTICIPANTS" shall have the meaning assigned in subsection 11.10(b).

          "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA.

          "PROGRAM COSTS" shall mean, for any Business Day, the sum of (i) all expenses, indemnities and other amounts due and payable to the Purchasers and the Agents under the Agreement or this Supplement (including, without limitation, any Article VII Costs), (ii) the product of (A) all unpaid fees and expenses due and payable to counsel to, and independent auditors of, the Company (other than fees and expenses payable on or in connection with the closing of the issuance of the Series 1996-1 Certificates) and (B) a fraction, the numerator of which is the Aggregate Commitment Amount on such Business Day and the denominator of which is the sum of (x) the Aggregate Invested Amounts on such Business Day (other than the Series 1996-1 Invested Amount and the Invested Amount in respect of any variable funding certificate of any other Outstanding Series) and (y) the Aggregate Commitment Amount on such Business Day plus the aggregate Commitment amount for any variable funding certificate of any other Outstanding Series, and
     (iii) all unpaid fees and expenses due and payable to any Rating Agencies rating the VFC Certificates; PROVIDED, HOWEVER, that Program Costs shall not exceed $75,000 in the aggregate in any fiscal year of the Servicer.

          "PURCHASER" shall mean each purchaser of a VFC Certificate, including each Initial Purchaser and each Acquiring Purchaser.

          "RATING AGENCY" shall mean, in the event that Series 1996-1 has been rated, S&P; PROVIDED that in the event that Series 1996-1 has not been rated, (i) "RATING AGENCY" and "RATING AGENCIES" shall mean "AGENT" and "AGENTS", respectively, until such time as such Series shall have been rated and (ii) notwithstanding anything to the contrary contained in the Agreement, with respect to any references to the "RATING AGENCY CONDITION" contained in this Supplement, the Agreement or any other Transaction Document, the "Rating Agency Condition" may be satisfied solely by way of compliance with subsection 8.2(d) hereof.

          "RECORD DATE" shall mean the first Business Day prior to each Distribution Date.

          "REGISTER" shall mean a register maintained by the Administrative Agent for recording transfers of the VFC Certificates.

          "SCHEDULED REVOLVING TERMINATION DATE" shall mean the last day of the Settlement Period ending in May 2001.

          "SERIES 1996-1" shall mean Series 1996-1, the Principal Terms of which are set forth in this Supplement.

          "SERIES 1996-1 ACCRUED INTEREST SUB-SUBACCOUNT" shall have the meaning assigned in subsection 3A.2(a).

          "SERIES 1996-1 ADJUSTED INVESTED AMOUNT" shall mean, as of any date of determination, (i) the Series 1996-1 Invested Amount on such date, MINUS
     (ii) the amount on deposit in the Series 1996-1 Principal Collection Sub-subaccount on such date.

          "SERIES 1996-1 ALLOCABLE CHARGED-OFF AMOUNT" shall mean, with respect to any Special Allocation Settlement Report Date, the "Allocable Charged-Off Amount", if any, which has been allocated to Series 1996-1.

          "SERIES 1996-1 ALLOCABLE RECOVERIES AMOUNT" shall mean, with respect to any Special Allocation Settlement Report Date, the "Allocable Recoveries Amount", if any, which has been allocated to Series 1996-1.

          "SERIES 1996-1 ALLOCATED RECEIVABLES AMOUNT" shall mean, on any date of determination, the lower of (i) the Series 1996-1 Target Receivables Amount on such day and (ii) the product of (x) the Aggregate Receivables Amount on such day and (y) the percentage equivalent of a fraction the numerator of which is the Series 1996-1 Target Receivables Amount on such day and the denominator of which is the Aggregate Target Receivables Amount on such day.

          "SERIES 1996-1 AMORTIZATION PERIOD" shall mean the period commencing on the Business Day following the earliest to occur of (i) the date on which an Early Amortization Period is declared to commence or automatically commences, (ii) the Optional Termination Date and (iii) the Scheduled Revolving Termination Date and ending on the earlier of (i) the date when the Series 1996-1 Invested Amount shall have been reduced to zero and all accrued interest and other amounts owing on the VFC Certificates and to the Agents and the Purchasers hereunder shall have been paid in full and (ii) the Series 1996-1 Termination Date.

          "SERIES 1996-1 CERTIFICATES" shall mean, collectively, those Certificates designated as the VFC Certificates and the Series 1996-1 Subordinated Certificate.

          "SERIES 1996-1 COLLECTIONS" shall mean, on any Business Day, an amount equal to (i) the product of (a) the Aggregate Daily Collections on such day, TIMES (b) the Invested Percentage on such day MINUS (ii) the amounts transferred on such day from the Series 1996-1 Collection Subaccount pursuant to Section 3A.3(a)(i).

          "SERIES 1996-1 COLLECTION SUBACCOUNT" shall have the meaning assigned in subsection 3A.2(a).

          "SERIES 1996-1 COLLECTION SUBORDINATED SUB-SUBACCOUNT" shall have the meaning assigned in subsection 3A.2(a).

          "SERIES 1996-1 INVESTED AMOUNT" shall mean, as of any date of determination, the sum of the Series 1996-1 Purchaser Invested Amounts of all Purchasers on such date.

          "SERIES 1996-1 MONTHLY INTEREST" shall have the meaning assigned in subsection 3A.4(a).

          "SERIES 1996-1 MONTHLY PRINCIPAL PAYMENT" shall have the meaning assigned in Section 3A.5.

          "SERIES 1996-1 MONTHLY SERVICING FEE" shall have the meaning assigned in Section 6.1.

          "SERIES 1996-1 NON-PRINCIPAL COLLECTION SUB-SUBACCOUNT" shall have the meaning assigned in subsection 3A.2(a).

          "SERIES 1996-1 NON-SUBORDINATED PERCENTAGE" shall mean a percentage equal to (a) 100 percent, MINUS (b) the Series 1996-1 Subordinated Percentage.

          "SERIES 1996-1 PRINCIPAL COLLECTION SUB-SUBACCOUNT" shall have the meaning assigned in subsection 3A.2(a).

          "SERIES 1996-1 PURCHASER INVESTED AMOUNT" shall mean, with respect to any Purchaser on the Issuance Date, an amount equal to the product of such Purchaser's Commitment Percentage on such date and the Initial Series 1996-1 Invested Amount, and with respect to such Purchaser on any date of determination thereafter, an amount equal to (a) such Purchaser's Series 1996-1 Purchaser Invested Amount on the immediately preceding Business Day (or, with respect to the day as of which such Purchaser becomes a party to this Supplement, whether by executing a counterpart hereof, a Commitment Transfer Supplement or otherwise, the portion of the transferor's Series 1996-1 Purchaser Invested Amount being purchased, in the case of an Acquiring Purchaser), PLUS (b) the amount of any increases in such Purchaser's Series 1996-1 Purchaser Invested Amount pursuant to Section 2.5 made on such day, MINUS (c) the amount of any distributions to such Purchaser pursuant to Section 2.6 on such day MINUS (d) the aggregate Series 1996-1 Allocable Charged-Off Amount applied to such Purchaser on or prior to such date pursuant to subsection 3A.5(b)(ii) PLUS (e) (but only to the extent of any unreimbursed reductions made pursuant to clause (d) above) the aggregate Series 1996-1 Allocable Recoveries Amount applied to such Purchaser on or prior to such date pursuant to subsection 3A.5(c)(i).

          "SERIES 1996-1 RATIO" shall mean, subject to Section 11.15, as of any Settlement Report Date and continuing until (but not including) the next Settlement Report Date, the greater of (i) the sum of the Loss Reserve Ratio and the Dilution Reserve Ratio and (ii) the Minimum Ratio, in each case, then in effect.

          "SERIES 1996-1 REQUIRED RESERVES" shall mean, as of any date of determination and subject to Section 11.15, an amount equal to the sum of:

               (a) an amount equal to the product of (A) the Series 1996-1 Adjusted Invested Amount on such day (after giving effect to any increase or decrease thereof on such day) and (B) the percentage equivalent of (1) a fraction, the numerator of which is one and the denominator of which is one MINUS the Series 1996-1 Ratio, MINUS (2) one;

               (b) the product of (i) the Series 1996-1 Invested Amount on such day (after giving effect to any increase or decrease thereof on such day), (ii) the Carrying Cost Reserve Ratio in effect on such day and
          (iii) the percentage equivalent of a fraction, the numerator of which is one and the denominator of which is one MINUS the Series 1996-1 Ratio;

               (c) the product of (i) the aggregate Principal Amount of Receivables in the Trust on such day, (ii) the Series 1996-1 Invested Amount on such day (after giving effect to any increase or decrease thereof on such day) DIVIDED BY the Aggregate Invested Amount on such day, (iii) the Servicing Reserve Ratio in effect on such day and
          (iv) the percentage equivalent of a fraction, the numerator of which is one and the denominator of which is one MINUS the Series 1996-1 Ratio; and

               (d) the product of (i) $75,000 and (ii) the percentage equivalent of a fraction, the numerator of which is one and the denominator of which is one MINUS the Series 1996-1 Ratio.

          "SERIES 1996-1 REQUIRED RESERVES RATIO" shall mean, as of any date of determination, the quotient of (i) the sum of (A) the Series 1996-1 Required Reserves on such day and (B) the amount of any Accrued Expense Amount in respect of which sufficient Aggregate Daily Collections have not been transferred to the Series 1996-1 Non-Principal Collection Sub-subaccount and (ii) the Series 1996-1 Adjusted Invested Amount on such day.

          "SERIES 1996-1 REQUIRED SUBORDINATED AMOUNT" shall mean, subject to
     Section 11.15, (x) on any date of determination during the Series 1996-1 Revolving Period, the product of (i) the Series 1996-1 Adjusted Invested Amount and (ii) the Series 1996-1 Required Reserves Ratio and (y) on any date of determination during the Series 1996-1 Amortization Period, an amount equal to the Series 1996-1 Required Subordinated Amount on the last Business Day of the Series 1996-1 Revolving Period; PROVIDED, in each case, that such amount shall be adjusted on each Special Allocation Settlement

     Report Date, if any, to the extent required as set forth in Section 3A.5(b)(i) and Section 3A.5(c)(ii).

          "SERIES 1996-1 REVOLVING PERIOD" shall mean the period commencing on the Issuance Date and terminating on the earliest to occur of the close of business on (i) the date on which an Early Amortization Period is declared to commence or automatically commences, (ii) the Optional Termination Date and (iii) the Commitment Termination Date.

          "SERIES 1996-1 SUBORDINATED CERTIFICATE" shall mean the Subordinated Company Certificate, Series 1996-1, executed by the Company and authenticated by or on behalf of the Trustee, substantially in the form of Exhibit B.

          "SERIES 1996-1 SUBORDINATED CERTIFICATE AMOUNT" shall mean, for any date of determination, an amount equal to (i) the Series 1996-1 Allocated Receivables Amount MINUS (ii) the Series 1996-1 Adjusted Invested Amount.

          "SERIES 1996-1 SUBORDINATED CERTIFICATE INCREASE AMOUNT" shall have the meaning assigned in subsection 2.5(a).

          "SERIES 1996-1 SUBORDINATED CERTIFICATE REDUCTION AMOUNT" shall have the meaning assigned in subsection 2.6(b).

          "SERIES 1996-1 SUBORDINATED INTEREST" shall have the meaning assigned in subsection 2.2(b).

          "SERIES 1996-1 SUBORDINATED PERCENTAGE" shall mean the percentage equivalent of a fraction the numerator of which is the Series 1996-1 Required Subordinated Amount on the last Business Day of the Series 1996-1 Revolving Period and the denominator of which is the sum of the Series 1996-1 Adjusted Invested Amount and Series 1996-1 Required Subordinated Amount, in each case on the last Business Day of the Series 1996-1 Revolving Period.

          "SERIES 1996-1 TARGET RECEIVABLES AMOUNT" shall mean, on any date of determination, the sum of (i) the Series 1996-1 Adjusted Invested Amount on such day and (ii) the Series 1996-1 Required Subordinated Amount for such day.

          "SERIES 1996-1 TERMINATION DATE" shall mean the Distribution Date that occurs in May 2001.

          "SERVICING RESERVE RATIO" shall mean, as of any Settlement Report Date and continuing until (but not including) the next Settlement Report Date, an amount (expressed as a percentage) equal to (i) the product of (A) the Servicing Fee Percentage and (B) 2.0 TIMES Days Sales Outstanding as of such earlier Settlement Report Date, DIVIDED BY (ii) 360.

          "TRANSFER ISSUANCE DATE" shall mean the date on which a Commitment Transfer Supplement becomes effective pursuant to the terms of such Commitment Transfer Supplement.

          "TRANSFEREE" shall have the meaning assigned in subsection 11.10(f).

          "TRUST ACCOUNTS" shall have the meaning assigned in subsection 3A.2(a).

          "UCC CERTIFICATE" shall mean a certificate substantially in the form of Exhibit H to this Supplement.

          "UNALLOCATED BALANCE" shall mean, as of any Business Day, the sum of
     (i) the portion of the Series 1996-1 Invested Amount for which interest is then being calculated by reference to the ABR, and (ii) the portion of the Series 1996-1 Invested Amount allocated to any Eurodollar Tranche the Eurodollar Period in respect of which expires on such Business Day.

          "US FOODSERVICE" shall mean US Foodservice Inc., a Delaware corporation.

          "VFC CERTIFICATE" shall mean a VFC Certificate, Series 1996-1, executed by the Company and authenticated by or on behalf of the Trustee, substantially in the form of Exhibit A.

          "VFC CERTIFICATEHOLDERS" shall mean the Purchasers.

          "VFC CERTIFICATEHOLDERS' INTEREST" shall have the meaning assigned in subsection 2.2(a).

          (b) If any term or provision contained herein conflicts with or is inconsistent with any term, definition or provision contained in the Agreement, the terms and provisions of this Supplement shall govern. All capitalized terms not otherwise defined herein are defined in the Agreement. All Article, Section or subsection references herein shall mean Article, Section or subsections of this Supplement, except as otherwise provided herein. Unless otherwise stated herein, the context otherwise requires or such term is otherwise defined in the Agreement, each capitalized term used or defined herein shall relate only to the Series 1996-1 Certificates and no other Series of Investor Certificates issued by the Trust.

                                           II

                    DESIGNATION OF CERTIFICATES; PURCHASE AND SALE
                               OF THE VFC CERTIFICATES

          II.1. DESIGNATION. The Certificates created and authorized pursuant to the Agreement and this Supplement shall be divided into two Classes, which shall be designated respectively as (i) the "VFC Certificates, Series 1996-1" and (ii) the "Subordinated Company Certificate, Series 1996-1."

          II.2. THE SERIES 1996-1 CERTIFICATES. (a) The VFC Certificates shall represent fractional undivided interests in the Trust, consisting of the right to receive (i) the Invested Percentage (expressed as a decimal) of Collections received with respect to the Receivables and all other funds on deposit in the Collection Account and (ii) all other funds on deposit in the Series Collection Subaccounts and any subaccounts thereof (collectively, the "VFC CERTIFICATEHOLDERS' INTEREST").

          (a) The Series 1996-1 Subordinated Certificate shall represent a fractional undivided interest in the Trust, consisting of the right to receive Collections with respect to the Receivables allocated to the VFC Certificateholders' Interest and not required to be distributed to or for the benefit of the Purchasers (the "SERIES 1996-1 SUBORDINATED INTEREST"). The Exchangeable Company Certificate and any other Series of Investor Certificates outstanding shall represent the ownership interest in the remainder of the Trust not allocated pursuant hereto to the VFC Certificateholders' Interest or the Series 1996-1 Subordinated Interest.

          (b) The VFC Certificates and the Series 1996-1 Subordinated Certificate shall be substantially in the forms of Exhibits A and B, respectively, and shall, upon issue, be executed and delivered by the Company to the Trustee for authentication and redelivery as provided in Section 2.4 hereof and Section 5.2 of the Agreement.

          II.3. PURCHASES OF INTERESTS IN THE VFC CERTIFICATES. (a) INITIAL PURCHASE. Subject to the terms and conditions of this Supplement, including delivery of notice in accordance with Section 2.4, (i) each Initial Purchaser hereby severally agrees (A) to purchase on the Issuance Date a VFC Certificate in an amount equal to such Initial Purchaser's Commitment Percentage of the Initial Series 1996-1 Invested Amount and (B) to maintain its VFC Certificate, subject to increase or decrease during the Series 1996-1 Revolving Period, in accordance with the provisions of this Supplement and (ii) the Company hereby agrees (A) to purchase from the Trust on the Issuance Date the Series 1996-1 Subordinated Certificate in an amount equal to the Initial Series 1996-1 Subordinated Certificate Amount and (B) to maintain such interest in the Series 1996-1 Subordinated Certificate, subject to increase or decrease during the Series 1996-1 Revolving Period, in accordance with the provisions of this Supplement. Payments by the Initial Purchasers in respect of the VFC Certificates shall be made in immediately available funds on the Issuance Date to the Administrative Agent for payment to the Company.

          (a) SUBSEQUENT PURCHASES. Subject to the terms and conditions of this Supplement, each Acquiring Purchaser hereby severally agrees to maintain its VFC Certificate, subject to increase or decrease during the Series 1996-1 Revolving Period, in accordance with the provisions of this Supplement.

          (b) MAXIMUM SERIES 1996-1 PURCHASER INVESTED AMOUNT. Notwithstanding anything to the contrary contained in this Supplement, at no time shall the Series 1996-1 Purchaser Invested Amount (calculated without regard to clauses
(d) and (e) of the definition thereof) of any Purchaser exceed such Purchaser's Commitment at such time.

          II.4. DELIVERY. On the Issuance Date, the Company shall sign, on behalf of the Trust, and shall direct the Trustee in writing pursuant to Section
5.2 of the Agreement to duly authenticate, and the Trustee, upon receiving such direction, shall so authenticate (i) the VFC Certificates in such names and such denominations and deliver such VFC Certificates to the Initial Purchasers in accordance with such written directions and (ii) a Series 1996-1 Subordinated Certificate and deliver such Series 1996-1 Subordinated Certificate to the Company as holder thereof in accordance with such written directions. The VFC Certificates shall be issued in minimum denominations of $5,000,000 and in integral multiples of $1 in excess thereof. The Trustee shall mark on its books the actual Series 1996-1 Purchaser Invested Amount and Series 1996-1 Subordinated Certificate Amount outstanding on any date of determination, which, absent manifest error, shall constitute PRIMA FACIE evidence of the outstanding Series 1996-1 Purchaser Invested Amount and Series 1996-1 Subordinated Certificate Amount from time to time.

          SECTION II.5. PROCEDURE FOR INITIAL ISSUANCE AND FOR INCREASING THE SERIES 1996-1 INVESTED AMOUNT. II(e) Subject to subsection 2.5(b), on any Business Day during the Commitment Period, each Purchaser agrees that the Series 1996-1 Invested Amount may be increased by increasing each Purchaser's Series 1996-1 Purchaser Invested Amount (an "INCREASE"), up to an amount not exceeding each Purchaser's Commitment, upon the request of the Servicer or the Company on behalf of the Trust (each date on which an increase in the Series 1996-1 Invested Amount occurs hereunder being herein referred to as the "INCREASE DATE" applicable to such Increase); PROVIDED, HOWEVER, that the Servicer or the Company, as the case may be, shall have given the Administrative Agent (with a copy to the Trustee) irrevocable written notice (effective upon receipt), substantially in the form of Exhibit F hereto, of such request no later than (i) if the Initial Series 1996-1 Invested Amount or Increase Amount is to be priced solely with reference to the ABR, on or prior to 1:00 p.m., New York City time, on the Issuance Date or such Increase Date, as the case may be, or (ii) if all or a portion of the Initial Series 1996-1 Invested Amount or Increase Amount is to be allocated to a Eurodollar Tranche, 1:00 p.m., New York City time, three Business Days prior to the Issuance Date or such Increase Date, as the case may be; PROVIDED, FURTHER, that the provisions of this subsection shall not restrict the allocations of Collections pursuant to Article III. Such notice shall state
(x) the Issuance Date or the Increase Date, as the case may be; (y) the Initial Series 1996-1 Invested Amount or the proposed amount of such Increase (the "INCREASE AMOUNT"), as the case may be; and (z) what portions thereof will be allocated to a Eurodollar Tranche and the Floating Tranche. No Purchaser shall be obligated to fund any such Increase, unless concurrently with any such Increase in the Series 1996-1 Invested Amount, the Series 1996-1 Subordinated Certificate Amount shall be increased by an amount (the "SERIES 1996-1 SUBORDINATED CERTIFICATE INCREASE AMOUNT") such that after giving effect to such increase, the Series 1996-1 Adjusted Invested Amount PLUS the Series 1996-1 Subordinated Certificate Amount equals the Series 1996-1 Target Receivables Amount.

          II(f) The Purchasers shall not be required to make the initial purchase of VFC Certificates on the Issuance Date or to increase their respective Series 1996-1 Purchaser Invested Amounts on any Increase Date hereunder unless:

            (i) the related aggregate initial purchase amount or Increase Amount is equal to (A) in the case of a Floating Tranche, $100,000 or an integral multiple of $100,000 in excess thereof and (B) in the case of a Eurodollar Tranche, $500,000 or an integral multiple of $500,000 in excess thereof;

           (ii) after giving effect to the initial purchase amount or Increase Amount, (A) the Series 1996-1 Invested Amount (calculated without regard to clauses (d) and (e) of the definition of Series 1996-1 Invested Amount) would not exceed the Maximum Commitment Amount on the Issuance Date or such Increase Date, as the case may be, and (B) the Series 1996-1 Allocated Receivables Amount would not be less than the Series 1996-1 Target Receivables Amount on the Issuance Date or such Increase Date, as the case may be;

          (iii) no Early Amortization Event or Potential Early Amortization Event shall have occurred and be continuing;

           (iv) all of the representations and warranties made by each of the Company, the Servicer, each Sub-Servicer and each Seller in each Transaction Document to which it is a party are true and correct in all material respects on and as of the Issuance Date or such Increase Date, as the case may be, as if made on and as of such date; and

            (v) no event shall have occurred (i) since April 29, 1995 with respect to RS and its Subsidiaries (other than US Foodservice and its Subsidiaries) or (ii) since December 31, 1995 with respect to US Foodservice and its Subsidiaries, which would result in a Material Adverse Effect with respect to RS and its Subsidiaries taken as a whole.

The Company's acceptance of funds in connection with (x) the Purchasers' initial purchase of VFC Certificates on the Issuance Date and (y) each Increase occurring on any Increase Date shall constitute a representation and warranty by the Company to the Purchasers as of the Issuance Date or such Increase Date, as the case may be, that all of the conditions contained in this subsection 2.5(b) have been satisfied.

          (b) After receipt by the Administrative Agent of the notice required by subsection 2.5(a) from the Servicer or the Company on behalf of the Trust, the Administrative Agent shall, so long as the conditions set forth in subsections 2.5(a) and (b) are satisfied, promptly provide telephonic notice to each Purchaser of the Increase Date and of the portion of the Increase Amount allocable to such Purchaser (which shall equal such Purchaser's Commitment Percentage of the Increase Amount). The Servicer shall promptly notify the Company of the Increase Date and the amount of the Series 1996-1 Subordinated Certificate Increase Amount. Each Purchaser agrees to pay in immediately available funds such Purchaser's Commitment Percentage of each Increase on the related Increase Date to the Administrative Agent for payment to the Trust for deposit in the Series 1996-1 Principal Collection Sub-subaccount.

          II.6. PROCEDURE FOR DECREASING THE SERIES 1996-1 INVESTED AMOUNT; OPTIONAL TERMINATION. (a) On any Business Day during the Series 1996-1 Revolving Period or the Series 1996-1 Amortization Period (except for Distribution Dates during the Series 1996-1 Amortization Period (which shall be governed by subsection 3A.6(c))), upon the written request of the Servicer or the Company on behalf of the Trust, the portion of the Series 1996-1 Invested Amount not allocated to a Eurodollar Tranche on such day may be reduced (a "DECREASE") by the distribution by the Trustee to the Administrative Agent for the PRO RATA benefit of the Purchasers in accordance with their Commitment Percentages of funds on deposit in the Series 1996-1 Principal Collection Sub-subaccount on such day in an amount not to exceed the amount of such funds on deposit on such day; PROVIDED that the Servicer shall have given the Administrative Agent (with a copy to the Trustee) irrevocable written notice (effective upon receipt), prior to 1:00 p.m., New

York City time, on the Business Day of such Decrease and which notice shall state the amount of such Decrease; PROVIDED, FURTHER, that such Decrease shall be in an amount equal to $100,000 and integral multiples of $100,000 in excess thereof; PROVIDED STILL FURTHER, however, that no prepayment of any Eurodollar Tranche prior to the termination of a Eurodollar Period may occur unless, concurrently with such prepayment, the Company or the Servicer shall have paid to the Purchasers any amounts due and payable pursuant to Section 7.4.

          (a) Simultaneously with any such Decrease during the Series 1996-1 Revolving Period, the Series 1996-1 Subordinated Certificate Amount shall be reduced by an amount (the "SERIES 1996-1 SUBORDINATED CERTIFICATE REDUCTION AMOUNT") such that the Series 1996-1 Subordinated Certificate Amount shall equal the Series 1996-1 Required Subordinated Amount after giving effect to such Decrease. During the Series 1996-1 Revolving Period, after the distribution described in subsection (a) above has been made, and the Series 1996-1 Subordinated Certificate Amount shall have been reduced by the Series 1996-1 Subordinated Certificate Reduction Amount, a distribution shall be made to the holder of the Series 1996-1 Subordinated Certificate out of remaining funds on deposit in the Series 1996-1 Principal Collection Sub-subaccount in an amount equal to the lesser of (x) the Series 1996-1 Subordinated Certificate Reduction Amount and (y) the amount of such remaining funds on deposit in the Series 1996-1 Principal Collection Sub-subaccount.

          (b) Any reduction in the Series 1996-1 Invested Amount on any Business Day shall be allocated first to reduce the Unallocated Balance.

          (c)(i) On any Business Day unless the Scheduled Revolving Termination Date, an Early Amortization Event or a Potential Early Amortization Event shall have occurred and be continuing, the Company shall have the right to deliver an irrevocable written notice (an "OPTIONAL TERMINATION NOTICE") to the Trustee and the Servicer in which the Company declares that the Series 1996-1 Revolving Period shall terminate on the date (the "OPTIONAL TERMINATION DATE") set forth in such notice (which date, in any event, shall not be less than 10 days from the date on which such notice is delivered).

          (i) From and after the Optional Termination Date, the Series 1996-1 Amortization Period shall commence for all purposes under this Agreement and the other Transaction Documents. The Trustee shall give prompt written notice of its receipt of an Optional Termination Notice to the Purchasers and each Rating Agency.

          II.7. REDUCTIONS OF THE COMMITMENTS. (a) On any Business Day during the Series 1996-1 Revolving Period, the Company, on behalf of the Trust, may, upon three Business Days' prior written notice to the Administrative Agent (effective upon receipt) (with copies to the Servicer, the other Agents and the Trustee) reduce or terminate the Commitments (a "COMMITMENT REDUCTION") in an aggregate amount equal to $5,000,000 or a whole multiple of $1,000,000 in excess thereof; PROVIDED that no such termination or reduction shall be permitted if, after giving effect thereto and to any reduction in the Series 1996-1 Invested Amount (calculated without regard to clauses (d) and (e) of the definition of the Series 1996-1 Purchaser Invested Amount) on such date, the Series 1996-1 Invested Amount would exceed the Aggregate Commitment Amount then in effect. Each Purchaser's Commitment shall be reduced by such Purchaser's Commitment Percentage of the amount of such Commitment Reduction.

          (a) Once reduced, the Commitments may not be subsequently reinstated. Upon effectiveness of any such reduction, the Administrative Agent shall prepare a revised Schedule 1 to reflect the reduced Commitment of each Purchaser and
Schedule 1 of this Supplement shall be deemed to be automatically superseded by such revised Schedule 1. The Administrative Agent shall distribute such revised
Schedule 1 to the Company, the Servicer, the Trustee and each Purchaser.

          II.8. INTEREST; COMMITMENT FEE. (a) Interest shall be payable on the VFC Certificates on each Distribution Date pursuant to subsection 3A.6(a).

          II(e) The Trustee (acting at the written direction of the Servicer upon which the Trustee may conclusively rely) shall pay to the Administrative Agent, for the PRO RATA account of the Purchasers in accordance with their respective Commitment Percentages, on each Distribution Date, a commitment fee with respect to each Accrual Period or portion thereof ending on such date (the "COMMITMENT FEE") during the Series 1996-1 Revolving Period at a rate equal to
 .25% per annum of the average daily excess of the Aggregate Commitment Amount OVER the average Series 1996-1 Invested Amount (based on the Series 1996-1 Purchaser Invested Amounts calculated without regard to clauses (d) and (e) of the definition thereof) during such Accrual Period. The Commitment Fee shall be payable (a) monthly in arrears on each Distribution Date, (b) on the Commitment Termination Date and (c) on the Optional Termination Date. To the extent that funds on deposit in the Series 1996-1 Accrued Interest Sub-subaccount and the Series 1996-1 Non-Principal Collection Sub-subaccount at any such date are insufficient to pay the Commitment Fee due on such date, the Servicer shall so notify the Company and the Company shall immediately pay the Administrative Agent the amount of any such deficiency.

          (b) Calculations of per annum rates and fees under this Supplement shall be made on the basis of a 365- (or 366-, as the case may be) day year with respect to Commitment Fees, other fees, and, except with respect to Eurodollar Tranches, interest rates. Each determination of the Eurodollar Rate by the Administrative Agent shall be conclusive and binding upon each of the parties hereto in the absence of manifest error.

          II.9. INDEMNIFICATION BY THE COMPANY AND THE SERVICER. (a) The Company agrees to indemnify and hold harmless each Agent, each Purchaser and each of their respective officers, directors, agents and employees (each, a "COMPANY INDEMNIFIED PERSON") from and against any loss, liability, expense, damage or injury suffered or sustained by (a "CLAIM") such Company indemnified person by reason of (i) any acts, omissions or alleged acts or omissions arising out of, or relating to, activities of the Company pursuant to any Pooling and Servicing Agreement or the other Transaction Documents to which it is a party,
(ii) a breach of any representation or warranty made or deemed made by the Company (or any of its officers) in any Pooling and Servicing Agreement or other Transaction Document or (iii) a failure by the Company to comply with any applicable law or regulation or to perform its covenants, agreements, duties or obligations required to be performed or observed by it in accordance with the provisions of any Pooling and Servicing Agreement or the other Transaction Documents, including, but not limited to, any judgment, award, settlement, reasonable attorneys' fees and other reasonable costs or expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim, except to the extent such loss, liability, expense, damage or injury resulted from the gross negligence, bad faith or wilful misconduct of such Company indemnified person or its officers, directors, agents, principals, employees or employers; PROVIDED that any payments made by the Company pursuant to this subsection shall be made solely from funds available to the Company which are not otherwise needed to be applied to the payment of any amounts (other than amounts payable to the Company) pursuant to any Pooling and Servicing Agreements, shall be non-recourse other than with respect to proceeds in excess of the proceeds needed to make such payment, and shall not constitute a claim against the Company to the extent that insufficient proceeds exist to make such payment.

          (b) The Servicer agrees to indemnify and hold harmless each Agent, each Purchaser and each of their respective officers, directors, agents and employees (each, a "SERVICER INDEMNIFIED PERSON") from and against any Claim by reason of (i) any acts, omissions or alleged acts or omissions arising out of, or relating to, activities of the Servicer pursuant to any Pooling and Servicing Agreement or the other Transaction Documents to which it is a party, (ii) a breach of any representation or warranty made or deemed made by the Servicer (or any of its officers) in any Pooling and Servicing Agreement or other Transaction Document or (c) a failure by the Servicer to comply with any applicable law or regulation or to perform its covenants, agreements, duties or obligations required to be performed or observed by it in accordance with the provisions of any Pooling and Servicing Agreement or the other Transaction Documents, including, but not limited to, any judgment, award, settlement, reasonable attorneys' fees and other reasonable costs or expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim, except to the extent such loss, liability, expense, damage or injury resulted from the gross negligence, bad faith or wilful misconduct of such Servicer indemnified person or its officers, directors, agents, principals, employees or employers.

                                         III

                          ARTICLE III OF THE AGREEMENT

          Section 3.1 of the Agreement and each other section of Article III of the Agreement relating to another Series shall read in their entirety as provided in the Agreement. Article III of the Agreement (except for Section 3.1 thereof and any portion thereof relating to another Series) shall read in its entirety as follows and shall be exclusively applicable to the Series 1996-1
Certificates:

          SECTION 3A.2. ESTABLISHMENT OF TRUST ACCOUNTS. (a) The Trustee shall cause to be established and maintained in the name of the Trustee, on behalf of the Trust, (i) for the benefit of the Purchasers and (ii) in the case of clauses
(A), (B) and (C) below, for the benefit, subject to the prior and senior interest of the Purchasers, of the holder of the Series 1996-1 Subordinated Certificate, (A) a subaccount of the Collection Account (the "SERIES 1996-1 COLLECTION SUBACCOUNT"), which subaccount is the Series Collection Subaccount with respect to Series 1996-1; (B) two subaccounts of the Series 1996-1 Collection Subaccount: (1) the Series 1996-1 Principal Collection Sub-subaccount and (2) the Series 1996-1 Non-Principal Collection Sub-subaccount (respectively, the "SERIES 1996-1 PRINCIPAL COLLECTION SUB-SUBACCOUNT" and the "SERIES 1996-1 NON-PRINCIPAL COLLECTION SUB-SUBACCOUNT"), (C) a subaccount of the Series 1996-1 Principal Collection Sub-subaccount (the "SERIES 1996-1 COLLECTION SUBORDINATED SUB-SUBACCOUNT"), and (D) a subaccount of the Series 1996-1 Non-Principal Collection Sub-subaccount (the "SERIES 1996-1 ACCRUED INTEREST SUB-SUBACCOUNT"; all accounts established pursuant to this subsection 3A.2(a) and listed on Schedule 2, collectively, the "TRUST ACCOUNTS"), each Trust Account to bear a designation indicating that the funds deposited therein are held for the benefit of the Persons (and, for each such Person, to the extent) set forth in clauses (i) and (ii) above. The Trustee, on behalf of the Certificateholders, shall possess all right, title and interest in all funds from time to time on deposit in, and all Eligible Investments credited to, the Trust Accounts and in all proceeds thereof. The Trust Accounts shall be under the sole dominion and control of the Trustee for the exclusive benefit of the Persons (and, for each such Person, to the extent) set forth in clauses (i) and (ii) above.

          (b) All Eligible Investments in the Trust Accounts shall be held by the Trustee, on behalf of the Certificateholders, for the exclusive benefit of the Purchasers and, subject to the prior interest of the Purchasers, the holder of the Series 1996-1 Subordinated Certificate; PROVIDED, HOWEVER, that funds on deposit in a Trust Account which is a Sub-subaccount of a Collection Account may, at the direction of the Company, be invested together with funds held in other Sub-subaccounts of the Collection Account. After giving effect to any distribution to the Company pursuant to subsection 3A.3(b), amounts on deposit and available for investment in the Series 1996-1 Principal Collection Sub-subaccount and the Series 1996-1 Collection Subordinated Sub-subaccount shall be invested by the Trustee at the written direction of the Company in Eligible Investments that mature, or that are payable or redeemable upon demand of the holder thereof, (i) in the case of any such investment made during the Series 1996-1 Revolving

Period, on or prior to the next Business Day and (ii) in the case of any such investment made during the Series 1996-1 Amortization Period, on or prior to the Business Day immediately preceding the next Distribution Date. Amounts on deposit and available for investment in the Series 1996-1 Non-Principal Collection Sub-subaccount and the Series 1996-1 Accrued Interest Sub-subaccount shall be invested by the Trustee at the written direction of the Company in Eligible Investments that mature, or that are payable or redeemable upon demand of the holder thereof, on or prior to the Business Day immediately preceding the next Distribution Date. As of the Business Day immediately preceding such next Distribution Date, (x) all interest and other investment earnings (net of losses and investment expenses) on funds deposited in the Series 1996-1 Accrued Interest Sub-subaccount shall be deposited in the Series 1996-1 Non-Principal Collection Sub-subaccount and (y) all interest and investment earnings (net of losses and investment expenses) on funds deposited in the Series 1996-1 Principal Collection Sub-subaccount and the Series 1996-1 Collection Subordinated Sub-subaccount shall be deposited in the Series 1996-1 Non-Principal Collection Sub-subaccount.

          SECTION 3A.3. DAILY ALLOCATIONS. In accordance with the written direction of the Servicer, upon which the Trustee may conclusively rely:

          (a) The portion of the Aggregate Daily Collections allocated to the Series 1996-1 Certificates pursuant to Article III of the Agreement shall be allocated and distributed as set forth in this Article III by the Trustee as follows:

              (i) on each Business Day, an amount equal to the Accrued Expense Amount for such day (or, during the Series 1996-1 Revolving Period, such greater amount as the Company may request in writing) shall be transferred from the Series 1996-1 Collection Subaccount to the Series 1996-1 Non-Principal Collection Sub-subaccount; PROVIDED, HOWEVER, that during the Series 1996-1 Amortization Period, to the extent of funds on deposit (after giving effect to deposits on such Business Day) in the Series 1996-1 Collection Subordinated Sub-subaccount, such transfer shall be made from funds on deposit in the Series 1996-1 Collection Subordinated Sub-subaccount;

              (ii) following the transfers pursuant to clause (i) above, during the Series 1996-1 Revolving Period, any remaining funds on deposit in the Series 1996-1 Collection Subaccount shall be transferred by the Trustee to the Series 1996-1 Principal Collection Sub-subaccount; and

              (iii) following the transfers made pursuant to clause (i) above, during the Series 1996-1 Amortization Period, any funds on deposit in the Series 1996-1 Collection Subaccount shall be allocated and transferred by the Trustee as follows:

              (A) an amount equal to the sum of (I) the product of (x) the Series 1996-1 Collections, TIMES (y) the Ineligible Receivables Percentage, PLUS (II) the product of (x) the Series 1996-1 Collections, TIMES (y) the Eligible Receivables Percentage,

          TIMES (z) the Series 1996-1 Subordinated Percentage, shall be transferred to the Series 1996-1 Collection Subordinated Sub-subaccount; and

               (B) following the transfer made pursuant to clause (A) above, any remaining funds on deposit in the Series 1996-1 Collection Subaccount shall be transferred to the Series 1996-1 Principal Collection Sub-subaccount.

          (b)(i) On each Business Day during the Series 1996-1 Revolving Period (including Distribution Dates), after giving effect to (x) all allocations of Aggregate Daily Collections on such Business Day and (y) any deposit resulting from an Increase, if any, pursuant to subsection 2.5(c) on such Business Day, amounts on deposit in the Series 1996-1 Principal Collection Sub-subaccount shall be distributed by the Trustee to the Company (but only to the extent that the Trustee has received a Daily Report which reflects the receipt of the Collections on deposit therein) in accordance with directions contained in the Daily Report; PROVIDED that such distribution shall be made only if no Early Amortization Event or Potential Early Amortization Event relating to an Early Amortization Event set forth in subsections (a), (d) (but only with respect to a Servicer Default set forth in subsection 6.1(e) of the Servicing Agreement), (g) or (j) of Section 5.1 of this Supplement has occurred and is continuing and only to the extent that, if after giving effect to such distribution, the Series 1996-1 Target Receivables Amount would not exceed the Series 1996-1 Allocated Receivables Amount; PROVIDED FURTHER that if the Company or the Servicer, on behalf of the Company, shall have given the Administrative Agent irrevocable written notice (effective upon receipt) at least one Business Day prior to such day (or, in the case of the Floating Tranche, notice may be given on such day), the Company or the Servicer may instruct the Trustee in writing (specifying the related amount) to withdraw all or a portion of such amounts on deposit in the Series 1996-1 Principal Collection Sub-subaccount and apply such withdrawn amounts toward the reduction of the Series 1996-1 Invested Amount and the Series 1996-1 Subordinated Certificate Amount in accordance with Section 2.6. Amounts distributed to the Company hereunder shall be deemed to be paid first from Collections received directly by the Servicer and second from Collections received in the Lockboxes.

          (i) On each Business Day during the Series 1996-1 Amortization Period (including Distribution Dates), funds deposited in the Series 1996-1 Principal Collection Sub-subaccount and the Series 1996-1 Collection Subordinated Sub-subaccount shall be invested in Eligible Investments that mature on or prior to the Business Day immediately preceding the next Distribution Date and shall be distributed on such Distribution Date in accordance with subsection 3A.6(c). No amounts on deposit in the Series 1996-1 Principal Collection Sub-subaccount or the Series 1996-1 Collection Subordinated Sub-subaccount shall be distributed by the Trustee to the Company or the holder of the Series 1996-1 Subordinated Certificate during the Series 1996-1 Amortization Period.

          (c) On each Business Day, an amount equal to the Daily Interest Deposit for such day shall be transferred by the Trustee from the Series 1996-1 Non-Principal Collection Sub-subaccount to the Series 1996-1 Accrued Interest Sub-subaccount.

          (d) On each Business Day during the Series 1996-1 Amortization Period (including Distribution Dates), after giving effect to the transfers pursuant to subsection 3A.3(a), the Trustee shall also transfer from the Series 1996-1 Collection Subordinated Sub-subaccount to the Series 1996-1 Principal Collection Sub-subaccount an amount equal to the lesser of (i) the sum of (A) the product of (1) the Series 1996-1 Non-Subordinated Percentage, TIMES (2) the Invested Percentage, TIMES (3) the Eligible Receivables Percentage, TIMES (4) the excess of (x) the sum of Dilution Adjustments arising or identified, and the outstanding Principal Amount of Ineligible Receivables for which the Repurchase Obligation Date has occurred, in each case since the preceding Business Day, OVER (y) the amount specified in the Daily Report as having been deposited by the Company in respect of such Dilution Adjustments and Ineligible Receivables (either from the deposit in the Collection Account of cash payments made in respect thereof by the Sellers or from other cash Collections in respect thereof) in the Series 1996-1 Principal Collection Sub-subaccount since the preceding Business Day, (B) the product of (1) the Series 1996-1 Non-Subordinated Percentage, TIMES (2) the Invested Percentage, TIMES (3) the Eligible Receivables Percentage, TIMES (4) the Principal Amount of Receivables which became Defaulted Receivables since the preceding Business Day, and (C)
(x) the Series 1996-1 Unreimbursed Amount (as defined in the following sentence) for the prior Business Day MINUS (y) the amount specified in the Daily Report as having been deposited by the Company on such Business Day in respect of such Series 1996-1 Unreimbursed Amount (either from the deposit in the Collection Account of cash payments made in respect thereof by the Sellers or from other cash Collections in respect thereof) in the Series 1996-1 Principal Collection Sub-subaccount and (ii) the amount on deposit in the Series 1996-1 Collection Subordinated Sub-subaccount on such Business Day. If on any Business Day the amount calculated pursuant to clause (i) exceeds the amount calculated pursuant to clause (ii), such excess shall be referred to as the "SERIES 1996-1 UNREIMBURSED AMOUNT" for such Business Day.

          (e) In addition to the foregoing, on the Distribution Date during the Series 1996-1 Amortization Period following the Settlement Report Date on which
(i) the Series 1996-1 Invested Amount has been reduced to an amount which is equal to or less than the Clean-Up Call Amount and (ii) the sum of (x) the amount on deposit in the Series 1996-1 Collection Subordinated Sub-subaccount, PLUS (y) the amount on deposit in the Series 1996-1 Principal Collection Sub-subaccount, equals or exceeds the Clean-Up Call Repurchase Price, the Trustee shall transfer from the Series 1996-1 Collection Subordinated Sub-subaccount to the Series 1996-1 Principal Collection Sub-subaccount (which amount shall be used to pay the Clean-Up Call Repurchase Price in full) the lesser of (i) the Clean-Up Call Repurchase Price MINUS the amount on deposit in the Series 1996-1 Principal Collection Sub-subaccount on such day and (ii) the amount on deposit in the Series 1996-1 Collection Subordinated Sub-subaccount. In addition, on the Distribution Date during the Series 1996-1 Amortization Period on which the Company has exercised its clean-up option pursuant to Section 9.2 of the Pooling Agreement to repurchase the Series 1996-1 Certificates, the Trustee shall, upon the written request of the Company, transfer from the Series 1996-1 Collection Subordinated Sub-subaccount to the Series 1996-1 Principal Collection Sub-subaccount (which amount shall be applied towards payment of the Clean-Up Call

Repurchase Price) the lesser of (i) the Series 1996-1 Invested Amount MINUS the amount on deposit in the Series 1996-1 Principal Collection Sub-subaccount on such day and (ii) the amount on deposit in the Series 1996-1 Collection Subordinated Sub-subaccount. Further, (i) if the Amortization Period has commenced with respect to all Outstanding Series, then, on the date that is six months after the latest date on which the last Amortization Period for an Outstanding Series commenced and (ii) if the Receivables have been disposed of pursuant to subsection 7.2(b) of the Agreement, on the Distribution Date following the date of such disposition, the Trustee shall transfer from the Series 1996-1 Collection Subordinated Sub-subaccount to the Series 1996-1 Principal Collection Sub-subaccount (which amount shall be applied towards payment of the Series 1996-1 Invested Amount) the remaining amount on deposit in the Series 1996-1 Collection Subordinated Sub-subaccount. The provisions of the foregoing paragraph (d) and this paragraph (e) shall in no event be construed to affect any other financial obligations of any Seller, any Servicing Party or the Company under any of the Transaction Documents.

          (f) The allocations to be made pursuant to this Section 3A.3 are subject to the provisions of Sections 2.5, 2.6, 7.2 and 9.1 of the Agreement.

          SECTION 3A.4. DETERMINATION OF INTEREST. (a) (i) The amount of interest distributable with respect to the VFC Certificates ("SERIES 1996-1 MONTHLY INTEREST") on each Distribution Date shall be the amount of Daily Interest Expense accrued during the Accrual Period ending on such Distribution Date.

           (ii) Following any change in the amount of any Eurodollar Tranche or Floating Tranche during an Accrual Period, the Series 1996-1 Monthly Interest shall be calculated with respect to such changed amount for the number of days in the Accrual Period during which such changed amount is outstanding.

          (iii) If the Certificate Rate changes during any Accrual Period, the Servicer shall amend the Monthly Settlement Statement to reflect the adjustment in the Series 1996-1 Monthly Interest for such Accrual Period caused by such change and any consequent adjustments and the Servicer shall also provide written notification to the Trustee of any such change in the Certificate Rate. Any amendment to the Monthly Settlement Statement pursuant to this subsection 3A.4(a)(iii) shall be completed by 1:00 p.m. on the day preceding the next Settlement Report Date.

          (b) On each Distribution Date, the Servicer shall determine the excess, if any (the "INTEREST SHORTFALL"), of (i) the aggregate Series 1996-1 Monthly Interest for the Accrual Period ending on such Distribution Date OVER
(ii) the amount which will be available to be distributed to the Purchasers on such Distribution Date in respect thereof pursuant to this Supplement. If the Interest Shortfall with respect to any Distribution Date is greater than zero, an additional amount ("ADDITIONAL INTEREST") equal to the product of (A) the number of days until such Interest Shortfall shall be repaid DIVIDED BY 365 (or 366, as the case may be), (B) the ABR PLUS 2.0% and (C) such Interest Shortfall (or the portion thereof which has not been paid to the Purchasers) shall be payable as provided herein with respect to the VFC Certificates on each Distribution Date following such Distribution Date, to but excluding the Distribution Date on which such Interest Shortfall is paid to the VFC Certificateholders.

          (c) On any Business Day, the Company may, subject to subsection 3A.4(e), elect to allocate all or any portion of the Available Pricing Amount to one or more Eurodollar Tranches with Eurodollar Periods commencing on such Business Day by giving the Administrative Agent irrevocable written or telephonic (confirmed in writing) notice thereof, which notice must be received by the Administrative Agent prior to 1:00 p.m., New York City time, three Business Days prior to such Business Day. Such notice shall specify (i) the applicable Business Day, (ii) the Eurodollar Period for each Eurodollar Tranche to which a portion of the Available Pricing Amount is to be allocated and (iii) the portion of the Available Pricing Amount being allocated to each such Eurodollar Tranche. Promptly upon receipt of each such notice the Administrative Agent shall notify each Purchaser of the contents thereof. If the Administrative Agent shall not have received timely notice as aforesaid with respect to all or any portion of the Available Pricing Amount, the Monthly Interest Payment on such amount shall be calculated by reference to the ABR.

          (d) Any reduction in the Series 1996-1 Invested Amount on any Business Day shall be allocated in the following order of priority:

          FIRST, to reduce the Unallocated Balance, as appropriate; and

          SECOND, to reduce the portion of the Series 1996-1 Invested Amount allocated to Eurodollar Tranches in such order as the Company may select in order to minimize costs payable pursuant to Section 7.4.

          (e)  Notwithstanding anything to the contrary contained in this
Section 3A.4, (i) the portion of the Series 1996-1 Invested Amount allocable to each Eurodollar Tranche must be in an amount equal to $500,000 or an integral multiple of $500,000 in excess thereof; (ii) no more than five Eurodollar Tranches shall be outstanding at any one time; (iii) after the occurrence and during the continuance of any Early Amortization Event or Potential Early Amortization Event relating to an Early Amortization Event set forth in subsections (a), (d) (but only with respect to a Servicer Default set forth in subsection 6.1(e) of the Servicing Agreement), (e) or (j) of Section 5.1 of this Supplement, the Company may not elect to allocate any portion of the Available Pricing Amount to a Eurodollar Tranche; and (iv) after the end of the Series 1996-1 Revolving Period, the Company may not select any Eurodollar Period that does not end on or prior to the next succeeding Distribution Date.

          SECTION 3A.5. DETERMINATION OF SERIES 1996-1 MONTHLY PRINCIPAL. (a) PAYMENTS OF SERIES 1996-1 PRINCIPAL. The amount (the "SERIES 1996-1 MONTHLY PRINCIPAL PAYMENT") distributable from the Series 1996-1 Principal Collection Sub-subaccount on each Distribution Date during the Series 1996-1 Amortization Period shall be equal to the amount on deposit in such account on the immediately preceding Settlement Report Date; PROVIDED, HOWEVER, that the Series 1996-1 Monthly Principal Payment on any Distribution Date shall not exceed the Series 1996-1 Invested Amount on such Distribution Date after giving effect to the reductions and increases pursuant to paragraphs (b) and (c) below. Further, on any other Business Day during the Series 1996-1 Amortization Period, funds may be distributed from the Series 1996-1 Principal Collection Sub-subaccount to the Purchasers in accordance with
Section 2.6 of this Supplement.

          (b) REDUCTIONS TO SERIES 1996-1 PRINCIPAL. If, on any Special Allocation Settlement Report Date, the Series 1996-1 Allocable Charged-Off Amount is greater than zero for the related Settlement Period, the Trustee shall (in accordance with written directions from the Servicer, upon which the Trustee may conclusively rely) make the following applications of such amounts in the following order of priority:

            (i) the Series 1996-1 Required Subordinated Amount shall be reduced (but not below zero) by an amount equal to the Series 1996-1 Allocable Charged-Off Amount (which shall also be reduced by the amount so applied);

           (ii) then, to the extent that the Series 1996-1 Allocable Charged-Off Amount is greater than zero following the application in clause
     (i) above, the Series 1996-1 Invested Amount shall be reduced (but not below zero) by such remaining Series 1996-1 Allocable Charged-Off Amount (which shall also be reduced by the amount so applied).

          (c) INCREASES TO SERIES 1996-1 PRINCIPAL. If, on any Special Allocation Settlement Report Date, the Series 1996-1 Allocable Recoveries Amount is greater than zero for the related Settlement Period, the Trustee shall (in accordance with written directions from the Servicer upon which the Trustee may conclusively rely) make the following applications (after giving effect to the applications in paragraph (b) of such amount in the following order of priority):

            (i) the Series 1996-1 Invested Amount shall be increased (but only to the extent of any previous reductions of the Series 1996-1 Invested Amount pursuant to subsection 3A.5(b)(ii)) by the amount of the Series 1996-1 Allocable Recoveries Amount (which shall also be reduced by the amount so applied);

           (ii) then, to the extent that the Series 1996-1 Allocable Recoveries Amount is greater than zero following the applications in clause
     (i) above, the Series 1996-1 Required Subordinated Amount shall be increased (but only to the extent of any previous reductions of the Series 1996-1 Required Subordinated Amount pursuant to subsection 3A.5(b)(i)) by such remaining Series 1996-1 Allocable Recoveries Amount (which shall also be reduced by the amount so applied).

          SECTION 3A.6. APPLICATIONS. (a) On each Distribution Date, the Trustee shall distribute to the Purchasers, from amounts on deposit in the Series 1996-1 Accrued Interest Sub-subaccount, an amount equal to the Series 1996-1 Monthly Interest payable on such Distribution Date (such amount, the "MONTHLY INTEREST PAYMENT"), PLUS the amount of any Monthly Interest Payment previously due but not distributed to the Purchasers on a prior Distribution Date, PLUS the amount of any Additional Interest for such Distribution Date and any Additional Interest previously due but not distributed to the Purchasers on a prior Distribution Date.

          (b) On each Distribution Date, the Trustee shall apply funds on deposit in the Series 1996-1 Non-Principal Collection Sub-subaccount in the following order of priority to the extent funds are available:

            (i) during the Series 1996-1 Revolving Period, an amount equal to the Commitment Fee for the Accrual Period ending on such Distribution Date shall be withdrawn from the Series 1996-1 Non-Principal Collection Sub-subaccount by the Trustee and paid to the Administrative Agent, for the PRO RATA account of the Purchasers in accordance with their respective Commitment Percentages;

           (ii) an amount equal to the Series 1996-1 Monthly Servicing Fee for the Accrual Period ending on such Distribution Date shall be withdrawn from the Series 1996-1 Non-Principal Collection Sub-subaccount by the Trustee and paid to the Servicer (less any amounts payable to the Trustee pursuant to Section 8.5 of the Agreement, which shall be paid to the Trustee) or, if Rykoff-Sexton Funding Corporation or any Affiliate thereof is not the Servicer, the Series 1996-1 Monthly Servicing Fee shall be paid to the Person acting as Successor Servicer; and

          (iii) an amount equal to any unpaid Program Costs due and payable shall be withdrawn from the Series 1996-1 Non-Principal Collection Sub-subaccount by the Trustee and paid to the Persons owed such amounts.

Any remaining amounts on deposit in the Series 1996-1 Non-Principal Collection Sub-subaccount (in excess of the Accrued Expense Amount as of such day) not allocated pursuant to clauses (i), (ii) and (iii) above shall be paid to the holder of the Series 1996-1 Subordinated Certificate; PROVIDED, HOWEVER, that during the Series 1996-1 Amortization Period, such remaining amounts shall be deposited in the Series 1996-1 Principal Collection Sub-subaccount for distribution in accordance with subsection 3A.6(c).

          (c) During the Series 1996-1 Amortization Period, the Trustee shall apply, on each Distribution Date, amounts on deposit in the Series 1996-1 Principal Collection Sub-subaccount and, to the extent set forth in clauses (ii) and (iii) below, in the Series 1996-1 Collection Subordinated Sub-subaccount in the following order of priority:

            (i) an amount equal to the Series 1996-1 Monthly Principal Payment for such Distribution Date shall be distributed from the Series 1996-1 Principal Collection Sub-subaccount to the Purchasers; and

           (ii) if, following the repayment in full of the Series 1996-1 Invested Amount, any amounts are owed to the Trustee or any other Person, on account of its expenses, advances and disbursements incurred in respect of the performance of its responsibilities hereunder or as Successor Servicer, such amounts shall be transferred from the Series 1996-1 Principal Collection Sub-subaccount and the Series 1996-1 Collection Subordinated Sub-subaccount and paid to the Trustee or such other Person; and

          (iii) following the repayment in full of the Series 1996-1 Invested Amount and of all of the amounts set forth in clause (ii), the remaining amount on deposit in the Series 1996-1 Principal Collection Sub-subaccount and the Series 1996-1 Collection Subordinated Sub-subaccount on such Distribution Date, if any, shall be distributed to the holder of the Series 1996-1 Subordinated Certificate.


                                          IV

                              DISTRIBUTIONS AND REPORTS

          Article IV of the Agreement (except for any portion thereof relating to another Series) shall read in its entirety as follows and the following shall be exclusively applicable to the VFC Certificates:

          (a) On each Distribution Date, the Trustee shall distribute to each Purchaser an amount equal to the product of (i) the amount to be distributed to the Purchasers pursuant to Article III and (ii) such Purchaser's Commitment Percentage.

          IV(b) All allocations and distributions hereunder shall be in accordance with the Daily Report and the Monthly Settlement Statement and shall be made in accordance with the provisions of Section 11.4 hereof and subject to
Section 3.1(h) of the Agreement.

          SECTION 4A.2. DAILY REPORTS. The Servicer shall provide each Agent and the Trustee with a Daily Report in accordance with subsection 4.2(a) of the Servicing Agreement. The Administrative Agent shall make copies of the Daily Report available to the Purchasers at their reasonable request at the Administrative Agent's office in [Chicago, Illinois].

          SECTION 4A.3. STATEMENTS AND NOTICES. (a) MONTHLY SETTLEMENT STATEMENTS. On each Settlement Report Date, the Servicer shall deliver to the Trustee and each Agent (commencing with the Settlement Report Date occurring on June 15, 1996) a Monthly Settlement Statement in the Form of Exhibit E setting forth, among other things, the Loss Reserve Ratio, the Dilution Reserve Ratio, the Minimum Ratio, the Carrying Cost Reserve Ratio and the Servicing Reserve Ratio and the components of the calculation thereof, each as recalculated for the period until the next succeeding Settlement Report Date. The Administrative Agent shall forward a copy of each Monthly Settlement Statement to any Purchaser upon request by such Purchaser. The Company and the Servicer will deliver copies of all notices, reports, statements and other documents delivered by it pursuant to the Pooling and Servicing Agreements to each Rating Agency. A copy of any such items may be obtained by any Certificateholder upon a written request delivered to the Trustee at the Corporate Trust Office.

          (b) ANNUAL CERTIFICATEHOLDERS' TAX STATEMENT. On or before April 1 of each calendar year (or such earlier date as required by applicable law), beginning with calendar year 1997, the Company on behalf of the Trustee shall furnish, or cause to be furnished, to each Person who at any time during the preceding calendar year was a Purchaser, a statement prepared by the Company containing the aggregate amount distributed to such Person for such calendar year or the applicable portion thereof during which such Person was a Purchaser, together with such other information as is required to be provided by an issuer of indebtedness under the Internal Revenue Code and such other customary information as the Company deems necessary or desirable to enable the Purchasers to prepare their tax returns. Such obligation of the Company shall be deemed to have been satisfied to the extent that substantially comparable information shall have been prepared by the Servicer and provided to the Trustee or the Administrative Agent and to the Purchasers, in each case pursuant to any requirements of the Internal Revenue Code as from time to time in effect.

          (c) EARLY AMORTIZATION EVENT/DISTRIBUTION OF PRINCIPAL NOTICES. Upon the occurrence of an Early Amortization Event with respect to Series 1996-1, the Company or the Servicer, as the case may be, shall give prompt written notice thereof to the Trustee and each Agent. As promptly as reasonably practicable after its receipt of notice of the occurrence of an Early Amortization Event with respect to Series 1996-1, the Trustee shall give notice (i) to each Rating Agency (which notice shall be given in writing not later than the second Business Day after such receipt) and (ii) to the Administrative Agent, who in turn shall give notice to each Purchaser. In addition, on the Business Day preceding each day on which a distribution of principal is to be made during the Series 1996-1 Amortization Period, the Servicer shall direct the Administrative Agent to send notice to each Purchaser, which notice shall set forth the amount of principal to be distributed on the related date to the Purchasers with respect to the outstanding VFC Certificates.


                                          V

                         ADDITIONAL EARLY AMORTIZATION EVENTS

          V.1. ADDITIONAL EARLY AMORTIZATION EVENTS. If any one of the events specified in Section 7.1 of the Agreement (after any grace periods or consents applicable thereto) or any one of the following events (each, an "EARLY AMORTIZATION EVENT") shall occur during the Series 1996-1 Revolving Period with respect to the Series 1996-1 Certificates:

          (a) (i) failure on the part of the Servicer to direct any payment or deposit to be made or failure of any payment or deposit to be made in respect of interest owing on any VFC Certificates or the Commitment Fee within two Business Days of the date such interest or Commitment Fee is due or (ii) failure on the part of the Servicer to direct any payment or deposit to be made or of the Company to make any payment or deposit in respect of any other amounts owing by the Company under any Pooling and Servicing Agreement within five Business Days of the date such other amount is due or such deposit is required to be made;

          (b) (i) failure on the part of the Company to duly observe or perform in any material respect any of the covenants or agreements of the Company set forth in Section 2.8 of the Agreement or (ii) failure on the part of the Company duly to observe or perform in any material respect any other covenants or agreements of the Company set forth in any Pooling and Servicing Agreement, which failure continues unremedied until 30 days after the earlier of the date on which a Responsible Officer of the Company or the Servicer has knowledge thereof and the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Company by the Trustee, or to the Company and the Trustee by the Administrative Agent or Purchasers representing 25% or more of the Series 1996-1 Invested Amount;

          (c) any representation or warranty made or deemed made by the Company in any Pooling and Servicing Agreement to or for the benefit of the Purchasers (i) proves to have been incorrect in any material respect when made or when deemed made and (ii) continues to be incorrect until 30 days after the earlier of the date on which a Responsible Officer of the Company or the Servicer has knowledge thereof and the date on which notice of such failure, requiring the same to be remedied, has been given by the Trustee to the Company or by Purchasers representing 25% or more of the Series 1996-1 Invested Amount to the Company and the Trustee; PROVIDED, HOWEVER, that an Early Amortization Event with respect to the Series 1996-1 Certificates shall not be deemed to have occurred under this paragraph if the incorrectness of such representation or warranty gives rise to an obligation to repurchase the related Receivables and the Company has repurchased the related Receivable or all such Receivables, if applicable, in accordance with the provisions of any Pooling and Servicing Agreement within ten Business Days of the day on which the Company was obligated to do so;

          (d) a Servicer Default with respect to the Servicer shall have occurred and be continuing;

          (e) a Purchase Termination Event (as defined in the Receivables Sale Agreement) shall have occurred and be continuing under the Receivables Sale Agreement;

          (f) a Change in Control shall have occurred;

          (g) the Series 1996-1 Allocated Receivables Amount shall be less than the Series 1996-1 Target Receivables Amount for a period of five consecutive Business Days;

          (h) any of the Agreement, the Servicing Agreement, this Supplement or the Receivables Sale Agreement shall cease, for any reason, to be in full force and effect, or the Company, any Seller, the Servicer, any Sub-Servicer or any Affiliate of any thereof shall so assert in writing;

          (i) the Trust shall for any reason cease to have a valid and perfected first priority undivided ownership or security interest in the Trust Assets (subject to no other Liens other than Permitted Liens described in clauses
     (i) and (v) of the definition thereof), or any of RS, the Company or any Affiliate of either thereof shall so assert; or

          (j) there shall have been filed against RS, the Company or the Trust
     (i) a notice of federal tax Lien from the Internal Revenue Service, (ii) a notice of Lien from the PBGC under Section 412(n) of the Internal Revenue Code or Section 302(f) of ERISA for a failure to make a required installment or other payment to a plan to which either of such sections applies or (iii) a notice of any other Lien the existence of which could reasonably be expected to have a material adverse effect on the business, operations or financial condition of such Person, and, in each case, 40 days shall have elapsed without such notice having been effectively withdrawn or such Lien having been released or discharged;

          (k) RS or any of its Subsidiaries shall (i) default in any payment of principal of or interest on any of its outstanding Indebtedness (including, without limitation, Indebtedness outstanding under the Credit Agreement), beyond any period of grace (not to exceed 30 days), if any, provided in the instrument or agreement under which such Indebtedness was created; or (ii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness to cause, with the giving of notice or lapse of time (or both) if required, such Indebtedness to become due prior to its stated maturity; PROVIDED, HOWEVER, that no Early Amortization Event shall be deemed to occur under this paragraph unless the aggregate amount of Indebtedness in respect of which any default or other event or condition referred to in this paragraph shall have occurred shall be equal to at least $5,000,000;

          (l) any action, suit, investigation or proceeding at law or in equity (including, without limitation, injunctions, writs or restraining orders) shall be brought or commenced or filed by or before any arbitrator, court or Governmental Authority against the Company or the Servicer or any properties, revenues or rights of either thereof which could reasonably be expected to have a Material Adverse Effect with respect to such Person;

          (m) as at the end of any Settlement Period, the average Loss-to-Liquidation Ratio for the two preceding Settlement Periods (including such Settlement Period then ended) shall exceed 1%;

          (n) as at the end of any Settlement Period, the average Default Ratio for the two preceding Settlement Periods (including such Settlement Period then ended) shall exceed 12%;

          (o) for any Settlement Period, Days Sales Outstanding shall be more than 40 days; or

          (p) the Trust shall issue any Series of Investor Certificates other than the VFC Certificates;

then, in the case of (x) any event described in Section 7.1 of the Agreement, after the applicable grace period (if any) set forth in such Section, and paragraph (p) above, automatically without any notice or action on the part of the Trustee or Purchasers, an early amortization period shall immediately commence or (y) any other event described above, after the applicable grace period (if any) set forth in such subsections, the Trustee may, and at the written direction of the Majority Purchasers shall, by written notice then given to the Company and the Servicer, declare that an early amortization period has commenced as of the date of such notice with respect to Series 1996-1 (any such period under clause (x) or (y) above, an "EARLY AMORTIZATION PERIOD"); PROVIDED, HOWEVER, that in the case of the event described in clause (g) above, if an Early Amortization Period has not been declared within ten Business Days after the occurrence of such event, then an Early Amortization Period shall occur automatically unless, (i) prior to the end of such ten Business Day period, the Series 1996-1 Allocated Receivables Amount shall no longer be less than the Series 1996-1 Target Receivables Amount and (ii) so long as the Series 1996-1 Allocated Receivables Amount continues to be equal to or greater than the Series 1996-1 Target Receivables Amount, VFC Certificateholders representing 66-2/3% or more of the Series 1996-1 Invested Amount shall have waived the occurrence of such event.

          Notwithstanding the foregoing, a delay or failure in performance referred to in clause (a) or (b)(i) above for a period of up to five Business Days after the applicable grace period, or in clause (b)(ii) above for a period of up to 30 Business Days after the applicable grace period, will not constitute an Early Amortization Event if such delay or failure could not have been prevented by the exercise of reasonable diligence by the Company and such delay or failure was caused by a Force Majeure Delay. The Company nevertheless will be required to use its best efforts to perform its obligations in a timely manner in accordance with the terms of the Transaction Documents, and the Company shall promptly give the Trustee an Officer's Certificate notifying it of any such failure or delay by the Company.

                                          VI

                                    SERVICING FEE

          VI.1. SERVICING COMPENSATION. A monthly servicing fee (the "SERIES 1996-1 MONTHLY SERVICING FEE") shall be payable to the Servicer on each Distribution Date for the preceding Settlement Period in an amount equal to the product of (a) the Servicing Fee and (b) a fraction the numerator of which is the daily average Aggregate Commitment Amount for such Settlement Period and the denominator of which is the sum of (i) the Aggregate Invested Amounts (other than the Series 1996-1 Invested Amount and the Invested Amount in respect of any variable funding certificate of any other Outstanding Series) on the first day of such Settlement Period and (ii) the Aggregate Commitment Amount on the first day of such Settlement Period plus the aggregate Commitment amount for any variable funding certificate of any other Outstanding Series; PROVIDED, HOWEVER, that if an Early Amortization Event has occurred and is continuing and Rykoff-Sexton Funding Corporation or any Affiliate thereof is acting as Servicer, payment of the Series 1996-1 Monthly Servicing Fee shall be deferred until the Series 1996-1 Invested Amount has been paid in full.


                                         VII

                               CHANGE IN CIRCUMSTANCES

          VII.1. ILLEGALITY. Notwithstanding any other provision herein, if, after the Issuance Date, the adoption of or any change in any Requirement of Law or in the interpretation, administration or application thereof shall make it unlawful for any Purchaser to make or maintain its portion of the VFC Certificateholders' Interest in any Eurodollar Tranche and such Purchaser shall notify in writing the Administrative Agent, the Trustee and the Company, then the portion of each Eurodollar Tranche applicable to such Purchaser shall thereafter be calculated by reference to the ABR. If any such change in the method of calculating interest occurs on a day which is not the last day of the Eurodollar Period with respect to any Eurodollar Tranche, the Company shall pay to the Administrative Agent for the account of such Purchaser the amounts, if any, as may be required pursuant to Section 7.4.

          VII.2. REQUIREMENTS OF LAW. (a) Notwithstanding any other provision herein, if after the Issuance Date the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by any Purchaser with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

            (i) shall subject any Purchaser to any tax of any kind whatsoever with respect to the Transaction Documents or change the basis of taxation of payments to any Purchaser in respect thereof (except for Non-Excluded Taxes covered by Section 7.3 and changes in the rate of taxes on the overall net income of such Purchaser);

           (ii) shall impose, modify or deem applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Purchaser which is not otherwise included in the determination of the Eurodollar Rate; or

          (iii)     shall impose on such Lender any other condition;

and the result of any of the foregoing is to increase the cost to such Purchaser by an amount which such Purchaser deems to be material, of making, converting into, continuing or maintaining Eurodollar Tranches or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Company will pay to such Purchaser upon demand such additional amount or amounts as will compensate such Purchaser for such additional costs incurred or reduced amount receivable.

          (a) If any Purchaser shall have determined after the Issuance Date that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Purchaser or any corporation controlling such Purchaser with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof shall have the effect of reducing the rate of return on such Purchaser's or such corporation's capital as a consequence of its obligations hereunder to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Purchaser's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, the Company shall promptly pay to such Purchaser such additional amount or amounts as will compensate such Purchaser for such reduction.

          (b) If any Purchaser becomes entitled to claim any additional amounts pursuant to subsection (a) or (b) above, it shall promptly notify the Company (with a copy to the Administrative Agent) of the event by reason of which it has become so entitled. A certificate as to any additional amounts payable pursuant to this subsection submitted by such Purchaser to the Company (with a copy to the Administrative Agent) shall be conclusive in the absence of manifest error. The agreements in this Section shall survive the termination of this Supplement and the Agreement and the payment of all amounts payable hereunder and thereunder.

          VII.3. TAXES. (a) All payments made by the Company under this Supplement shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any

Governmental Authority, excluding net income taxes and franchise taxes (imposed in lieu of net income taxes) imposed on any Agent or any Purchaser as a result of a present or former connection between such Agent or such Purchaser and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from such Agent's or such Purchaser's having executed, delivered or performed its obligations or received a payment under, or enforced, this Supplement). If any such non-excluded taxes, levies, imposts, duties, charges, fees deductions or withholdings ("NON-EXCLUDED TAXES") are required to be withheld from any amounts payable to any Agent or any Purchaser hereunder, the amounts so payable to such Agent or such Purchaser shall be increased to the extent necessary to yield to such Agent or such Purchaser (after payment of all Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Supplement, PROVIDED, HOWEVER, that the Company shall not be required to increase any such amounts payable to any Purchaser that is not organized under the laws of the United States of America or any state thereof if such Purchaser fails to comply with the requirements of paragraph (b) of this subsection. Whenever any Non-Excluded Taxes are payable by the Company, as promptly as possible thereafter the Company shall send to the Administrative Agent for its own account or for the account of such Purchaser, as the case may be, a certified copy of an original official receipt received by the Company showing payment thereof. If the Company fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, the Company shall indemnify each Agent and the Purchasers for any incremental taxes, interest or penalties that may become payable by such Agent or any Purchaser as a result of any such failure. The agreements in this subsection shall survive the termination of this Supplement and the Agreement and the payment of all amounts payable hereunder and thereunder.

          (a) Each Purchaser that is not incorporated under the laws of the United States of America or a state thereof shall:

              (i) deliver to the Company and the Administrative Agent (A) two duly completed copies of United States Internal Revenue Service Form 1001 or 4224, or successor applicable form, as the case may be, and (B) an Internal Revenue Service Form W-8 or W-9, or successor applicable form, as the case may be;

              (ii) deliver to the Company and the Administrative Agent two further copies of any such form or certification on or before the date that any such form or certification expires or becomes obsolete and after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Company; and

              (iii) obtain such extensions of time for filing and complete such forms or certifications as may reasonably be requested by the Company or the Administrative Agent;

unless in any such case an event (including, without limitation, any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Purchaser from duly completing and delivering any such form with respect to it and such Purchaser so advises the Company and the Administrative Agent. Each Purchaser so incorporated shall certify at the time it first becomes a Purchaser, and thereafter to the extent provided by law, (i) in the case of a Form 1001 or 4224, that it is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes and (ii) in the case of a Form W-8 or W-9, that it is entitled to an exemption from United States backup withholding tax. Each Person that shall become a Purchaser or a Participant pursuant to Section 11.10 shall, upon the effectiveness of the related transfer, be required to provide all of the forms and statements required pursuant to this subsection 7.3(b), PROVIDED that in the case of a Participant, such Participant shall furnish all such required forms and statements to the Purchaser from which the related participation shall have been purchased.

          VII.4. INDEMNITY. The Company agrees to indemnify each Purchaser and to hold each Purchaser harmless from any loss or expense which such Purchaser may sustain or incur as a consequence of (a) default by the Company in making a borrowing of, conversion into or continuation of a Eurodollar Tranche after the Company has given irrevocable notice requesting the same in accordance with the provisions of this Supplement, or (b) default by the Company in making any prepayment in connection with a Decrease after the Company has given irrevocable notice thereof in accordance with the provisions of Section 2.6 of this Supplement or (c) the making of a prepayment of a Eurodollar Tranche prior to the termination of the Eurodollar Period for such Eurodollar Tranche. Such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest which would have accrued on the amount so prepaid or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of the Eurodollar Period (or in the case of a failure to borrow, convert or continue, the Eurodollar Period that would have commenced on the date of such prepayment or of such failure) in each case at the applicable rate of interest for such Eurodollar Tranche provided for herein (excluding, however, the Applicable Margin included therein, if any) over (ii) the amount of interest (as reasonably determined by such Purchaser) which would have accrued to such Purchaser on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurodollar market; PROVIDED that any payments made by the Company pursuant to this subsection shall be made solely from funds available to the Company which are not otherwise needed to be applied to the payment of any amounts pursuant to any Pooling and Servicing Agreements, shall be non-recourse other than with respect to proceeds in excess of the proceeds to make such payment, and shall not constitute a claim against the Company to the extent that insufficient proceeds exist to make such payment. This covenant shall survive the termination of this Supplement and the Agreement and the payment of all amounts payable hereunder and thereunder. A certificate as to any additional amounts payable pursuant to the foregoing sentence submitted by any Purchaser to the Company shall be conclusive absent manifest error.

          VII.5. INABILITY TO DETERMINE EURODOLLAR RATE. If, on or prior to the first day of any Eurodollar Period:

          (a) the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Company) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Eurodollar Period, or

          (b) the Administrative Agent shall have received notice from the Majority Purchasers that the Eurodollar Rate determined or to be determined for such Eurodollar Period will not adequately and fairly reflect the cost to such Purchasers (as conclusively certified by such Purchasers) of maintaining the Eurodollar Tranches during such Eurodollar Period, then the Administrative Agent shall forthwith give telecopy or telephonic notice thereof to the Company, the Trustee and the Purchasers, whereupon until the Administrative Agent notifies the Company and the Trustee that the circumstances giving rise to such notice no longer exist, the Available Pricing Amount shall not be allocated to any Eurodollar Tranche.

                                         VIII

                   REPRESENTATIONS AND WARRANTIES, COVENANTS

          VIII.1. REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE SERVICER. The Company and the Servicer each hereby represents and warrants to the Trustee, each Agent and each of the Purchasers that each and every of their respective representations and warranties contained in the Agreement is true and correct in all material respects as of the Issuance Date and as of the date of each Increase.

          VIII.2. COVENANTS OF THE COMPANY AND THE SERVICER. The Company and the Servicer hereby agree, in addition to their obligations under the Agreement and the Servicing Agreement, that:

          (a) within 90 days of the date hereof, they will (i) deliver to the Trustee executed copies of software licenses or sublicenses, in a form reasonably acceptable to the Trustee, which grant to the Trustee the right to utilize any of the software owned or licensed by the Servicer that is necessary to perform the collection and administrative functions to be performed by the Trustee under the Transaction Documents, (ii) deliver to the Trustee executed copies of any landlord waivers, in a form reasonably acceptable to the Trustee, that may be necessary to grant to the Trustee access to any leased premises of the Servicer for which the Trustee may require access to perform the collection and administrative functions to be performed by the Trustee under the Transaction Documents, except to the extent the Company or the Servicer, as the case may be, owns such property and (iii) have taken all actions reasonably requested by the Trustee in connection with, and to ensure completion of, each of the Servicer Site Review and the Standby Liquidation System;

          (b) they shall observe in all material respects each and every of their respective covenants (both affirmative and negative) contained in the Agreement, the Servicing Agreement, this Supplement and all other Transaction Documents to which each is a party;

          (c) they shall afford each Agent or any representative of such Agent access to all records relating to the Receivables at any reasonable time during regular business hours, upon reasonable prior notice, for purposes of inspection and shall permit each Agent or any representative of such Agent to visit any of the Company's or the Servicer's, as the case may be, offices or properties during regular business hours and as often as may reasonably be desired according to the Company's or the Servicer's, as the case may be, normal security and confidentiality requirements and to discuss the business, operations, properties, financial and other conditions of the Company or the Servicer with their respective officers and employees and with their independent certified public accountants; PROVIDED that such Agent shall notify the Company or the Servicer, as the case may be, prior to any contact with such accountants and shall give the Company or the Servicer the opportunity to participate in such discussions;

          (d) neither the Company nor the Servicer shall take any action, nor permit any Seller to take any action, requiring the satisfaction of the Rating Agency Condition pursuant to any Transaction Document without the prior written consent of the Majority Purchasers.

          VIII.3.  COVENANTS OF THE SERVICER.  The Servicer hereby agrees that:

          (a) it shall observe each and all of its respective covenants (both affirmative and negative) contained in the Pooling and Servicing Agreements in all material respects;

          (b) it shall provide to each Agent (i) no later than 45 days after the Initial Closing Date and (ii) in the case of an addition of a Seller, prior to the related Seller Addition Date (as defined in the Receivables Sale Agreement), evidence that each Seller, or such Seller, as the case may be, maintains disaster recovery systems and back-up computer and other information management systems that are reasonably satisfactory to the Agents;

          (c) it shall provide to each Agent, simultaneously with delivery to the Trustee or the Rating Agencies, all reports, notices, certificates, statements and other documents required to be delivered to the Trustee or the Rating Agencies pursuant to the Agreement, the Servicing Agreement and the other Transaction Documents and furnish to each Agent promptly after receipt thereof a copy of each material notice, material demand or other material communication

(excluding routine communications) received by or on behalf of the Company or the Servicer with respect to the Transaction Documents;

          (d) it shall provide notice to each Agent of the appointment of a Successor Servicer pursuant to Section 6.2 of the Servicing Agreement; and

          (e) it shall operate in good faith to allow the Trustee to use the Servicer's available facilities and expertise upon the Servicer's termination or default.

          VIII.4. OBLIGATIONS UNAFFECTED. The obligations of the Company and the Servicer to the Agents and the Purchasers under this Supplement shall not be affected by reason of any invalidity, illegality or irregularity of any of the Receivables or any sale of any of the Receivables.


                                          IX

                                 CONDITIONS PRECEDENT

          IX.1. CONDITIONS PRECEDENT TO EFFECTIVENESS OF SUPPLEMENT. This Supplement shall become effective on the date (the "EFFECTIVE DATE") on which the following conditions precedent have been satisfied:

          (a) DOCUMENTS. The Agents shall have received an original copy for each Purchaser, each executed and delivered in form and substance satisfactory to the Agents, of (i) the Agreement, executed by a duly authorized officer of each of the Company, the Servicer and the Trustee,
     (ii) this Supplement, executed by a duly authorized officer of each of the Company, the Servicer, the Trustee, the Administrative Agent, the Co-Agent and the Initial Purchasers and (iii) the other Transaction Documents, each duly executed by the parties thereto.

          (b) CORPORATE DOCUMENTS; CORPORATE PROCEEDINGS OF THE COMPANY AND SERVICER. Each Agent shall have received, with a copy for each Purchaser, from the Company, each Seller and the Servicer, true and complete copies of:

                 (i) the certificate of incorporation, including all amendments thereto, of such Person, certified as of a recent date by the Secretary of State or other appropriate authority of the state of incorporation, as the case may be, and a certificate of compliance, of status or of good standing, as and to the extent applicable, of each such Person as of a recent date, from the Secretary of State or other appropriate authority of such jurisdiction;

                (ii) a certificate of the Secretary of such Person, dated the Effective Date and certifying (A) that attached thereto is a true and complete copy of the by-laws of such Person, as in effect on the Effective Date and at all times since a date prior to the date of the resolutions described in clause
          (B) below, (B) that attached thereto is a true and complete copy of the resolutions, in form and substance reasonably satisfactory to the Agents, of the Board of Directors of such Person or committees thereof authorizing the execution, delivery and performance of the Transaction Documents to which it is a party and the transactions contemplated thereby, and that such resolutions have not been amended, modified, revoked or rescinded and are in full force and effect, (C) that the certificate of incorporation of such Person has not been amended since the date of the last amendment thereto shown on the certificate of good standing (or its equivalent) furnished pursuant to clause (i) above and (D) as to the incumbency and specimen signature of each officer executing any Transaction Documents or any other document delivered in connection herewith or therewith on behalf of such Person; and

               (iii) a certificate of another officer as to the incumbency and specimen signature of the Secretary or Assistant Secretary executing the certificate pursuant to clause (ii) above.

          (c) GOOD STANDING CERTIFICATES. Each Agent shall have received copies of certificates of compliance, of status or of good standing, dated as of a recent date, from the Secretary of State or other appropriate authority of such jurisdiction, with respect to the Company, the Servicer and each Seller, in each State where the ownership, lease or operation of property or the conduct of business requires it to qualify as a foreign corporation, except where the failure to so qualify would not have a material adverse effect on the business, operations, properties or condition (financial or otherwise) of the Company, the Servicer or such Seller, as the case may be.

          (d) CONSENTS, LICENSES, APPROVALS, ETC. Each Agent shall have received, with a counterpart for each Purchaser, certificates dated the date hereof of a Responsible Officer of the Company, the Servicer and each Seller either (i) attaching copies of all material consents, licenses and approvals required in connection with the execution, delivery and performance by the Company, the Servicer or such Seller, as the case may be, of this Supplement or the Receivables Sale Agreement, as the case may be, and the validity and enforceability of this Supplement and the Agreement against the Company and the Servicer and the Receivables Sale Agreement against such Seller, and such consents, licenses and approvals shall be in full force and effect or (ii) stating that no such consents, licenses or approvals are so required.

          (e) NO LITIGATION. Each Agent shall have received confirmation that there is no pending or, to their knowledge after due inquiry, threatened action or proceeding affecting RS or any of its Subsidiaries before any Governmental Authority that could reasonably be expected to have a Material Adverse Effect with respect to RS and its Subsidiaries taken as a whole.

          (f) LIEN SEARCHES. Each Agent shall have received the results of a recent search by a Person satisfactory to the Agents of UCC and other filings with respect to the Company and such other parties as it deems reasonably necessary.

          (g) UCC CERTIFICATE. Each Agent shall have received from each Seller and the Company a UCC Certificate, completed in a manner satisfactory to such Agent, duly executed by a Responsible Officer of such Seller or the Company, as the case may be, and dated the Issuance Date.

          (h) FILINGS, REGISTRATIONS AND RECORDINGS. Any documents (including, without limitation, financing statements) required to be filed in order (i) to perfect the sale of the Receivables by each Seller to the Company pursuant to the Receivables Sale Agreement and (ii) to create, in favor of the Trustee, a perfected ownership/security interest in the Trust Assets under the Agreement with respect to which an ownership/security interest may be perfected by a filing under the UCC or other comparable statute, shall, in each case, have been properly prepared and executed for immediate filing in each office in each jurisdiction listed in the Agreement or the Receivables Sale Agreement, as the case may be, and such filings are the only filings required in order to perfect the sale of the Receivables to the Company under the Receivables Sale Agreement or to the Trust, under the Agreement, as the case may be, in the jurisdictions listed therein. Each Agent shall have received evidence reasonably satisfactory to the Agents of each such filing, registration or recordation and reasonably satisfactory evidence of the payment of any necessary fee, tax or expense relating thereto.

          (i) LEGAL OPINIONS. Each Agent shall have received, with a counterpart for each Purchaser and the Trustee, opinions of counsel to the Company and the Servicer, dated the Issuance Date, as to corporate, tax, bankruptcy, perfection and other matters in form and substance acceptable to the Agents and their counsel.

          (j) FEES. Each Agent shall have received payment of all fees and other amounts due and payable to it on or before the Effective Date, pursuant to that certain Fee Letter, dated February 2, 1996, from BA Securities, Inc., Chase Securities Inc., BofA and Chase to RS and US Foodservice.

          (k) ESTABLISHMENT OF ACCOUNTS. The Agents (x) shall have received evidence reasonably satisfactory to it that the Collection Account, the Lockbox Accounts and all other Trust Accounts shall have been established in accordance with the terms and provisions of the Pooling and Servicing Agreements, and (y) shall otherwise be satisfied with the arrangements for collection of the Receivables pursuant thereto.

          (l) AGREED-UPON PROCEDURES; POLICIES. The Agents shall have received, with sufficient copies for each Purchaser, (i) a letter in form and substance satisfactory to the

     Agents from Independent Public Accountants to the effect that such accountants have performed certain agreed-upon procedures relating to the Servicer and historical information with respect to the Receivables and which describes such accountants' findings with respect to such procedures and (ii) a copy of the Policies of each Seller, which shall be satisfactory in form and substance to the Agents.

          (m) RECEIVABLES SALE AGREEMENT CONDITIONS SATISFIED. Each of the conditions precedent set forth in Section 3.01 of the Receivables Sale Agreement shall have been satisfied, it being understood that the Trustee, the Agents and the Purchasers shall be entitled to rely on all certificates and other documents delivered thereunder and all opinions delivered thereunder shall be addressed to each of them.


                                          X

                                      THE AGENTS

          X.1. APPOINTMENT. Each Purchaser hereby irrevocably designates and appoints the Agents as the agents of such Purchaser under this Supplement and each such Purchaser irrevocably authorizes each Agent, in such capacity, to take such action on its behalf under the provisions of this Supplement and to exercise such powers and perform such duties as are expressly delegated to each Agent by the terms of this Supplement, together with such other powers as are
reasonably incidental thereto.   Notwithstanding any provision to the contrary
elsewhere in this Supplement, the Agents shall not have any duties or responsibilities except those expressly set forth herein, or any fiduciary relationship with any Purchaser, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Supplement or otherwise exist against the Agents.

          X.2. DELEGATION OF DUTIES. The Agents may execute any of their duties under this Supplement by or through agents or attorneys-in-fact and shall be entitled to advice of counsel (who may be counsel for the Company or the Servicer), independent public accountants and other experts selected by them concerning all matters pertaining to such duties. The Agents shall not be responsible for the negligence or misconduct of any agents or attorneys in-fact selected by them with reasonable care.

          X.3. EXCULPATORY PROVISIONS. Neither Agent nor any of its respective officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be
(i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with the Agreement or this Supplement (x) with the consent or at the request of the Majority Purchasers or (y) in the absence of its own gross negligence or willful misconduct or (ii) responsible in any manner to any of the Purchasers for any recitals, statements, representations or warranties made by the Company or any officer thereof contained in this Supplement or any other Transaction Document or in any certificate, report, statement or other document referred to or provided for in, or received by such Agent under or in connection with, this Supplement or any other Transaction Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Supplement or any other Transaction Document or for any failure of the Company to perform its obligations hereunder or thereunder. The Agents shall not be under any obligation to any Purchaser to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Supplement or any other Transaction Document, or to inspect the properties, books or records of the Company.

          X.4. RELIANCE BY AGENTS. Each Agent shall be entitled to rely, and shall be fully protected in relying, upon any Certificate, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Company or the Servicer), independent accountants and other experts selected by such Agent and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts. The Agents may deem and treat the payee of any Certificate as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Agents. Each Agent shall be fully justified in failing or refusing to take any action under this Supplement or any other Transaction Document unless it shall first receive such advice or concurrence of the Majority Purchasers as it deems appropriate or it shall first be indemnified to its satisfaction by the Purchasers against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agents shall in all cases be fully protected in acting, or in refraining from acting, under this Supplement and the other Transaction Documents in accordance with a request of the Majority Purchasers, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Purchasers.

          X.5. NOTICE OF SERVICER DEFAULT OR EARLY AMORTIZATION EVENT OR POTENTIAL EARLY AMORTIZATION EVENT. An Agent shall not be deemed to have knowledge or notice of the occurrence of any Servicer Default with respect to the Servicer or any Early Amortization Event or Potential Early Amortization Event hereunder unless such Agent has received notice from a Purchaser, the Company or the Servicer referring to the Agreement or this Supplement, describing such Servicer Default or Early Amortization Event or Potential Early Amortization Event and stating that such notice is a "notice of a Servicer Default with respect to the Servicer" or a "notice of an Early Amortization Event or Potential Early Amortization Event", as the case may be. In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Purchasers, the Trustee, the Company and the Servicer. The Administrative Agent shall take such action with respect to such Servicer Default or Early Amortization Event or Potential Early Amortization Event as shall be reasonably directed by the Majority Purchasers, PROVIDED that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Servicer Default or Early Amortization

Event or Potential Early Amortization Event as it shall deem advisable in the best interests of the Purchasers.

          X.6. NON-RELIANCE ON AGENTS AND OTHER PURCHASERS. Each Purchaser expressly acknowledges that neither Agent nor any of their respective officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by either Agent hereinafter taken, including any review of the affairs of the Company, shall be deemed to constitute any representation or warranty by such Agent to any Purchaser. Each Purchaser represents to the Agents that it has, independently and without reliance upon either Agent or any other Purchaser, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Company and made its own decision to enter into this Supplement. Each Purchaser also represents that it will, independently and without reliance upon either Agent or any other Purchaser, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Supplement and the other Transaction Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Company. Except for notices, reports and other documents expressly required to be furnished to the Purchasers by the Administrative Agent hereunder, neither Agent shall have any duty or responsibility to provide any Purchaser with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Company which may come into the possession of such Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

          X.7. INDEMNIFICATION. The Purchasers agree to indemnify each Agent in its capacity as such (to the extent not reimbursed by the Company and the Servicer and without limiting the obligation of the Company and the Servicer to do so), ratably according to their respective Commitment Percentages in effect on the date on which indemnification is sought (or, if indemnification is sought after the Commitment Termination Date, ratably in accordance with their Commitment Percentages immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time be imposed on, incurred by or asserted against such Agent in any way relating to or arising out of the Commitments, this Supplement any of the other Transaction Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Administrative Agent under or in connection with any of the foregoing; PROVIDED that no Purchaser shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from such Agent's gross negligence or willful misconduct. The agreements in this Section shall survive the payment of all amounts payable hereunder.

          X.8. THE AGENTS IN THEIR INDIVIDUAL CAPACITIES. Each Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Company, the Servicer or any of their Affiliates as though such Agent were not an Agent hereunder. With respect to any VFC Certificate held by either Agent, such Agent shall have the same rights and powers under this Supplement and the other Transaction Documents as any Purchaser and may exercise the same as though it were not an Agent, and the terms "Initial Purchaser" and "Purchaser" shall include each Agent in its individual capacity.

          X.9. SUCCESSOR ADMINISTRATIVE AGENT. The Administrative Agent may resign as Administrative Agent upon 10 days' notice to the Purchasers. If the Administrative Agent shall resign as Administrative Agent under this Supplement, then the Majority Purchasers shall appoint from among the Purchasers a successor administrative agent for the Purchasers, which successor administrative agent shall be approved by the Company and the Servicer (which approval shall not be unreasonably withheld), whereupon such successor administrative agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term "Administrative Agent" shall mean such successor administrative agent effective upon such appointment and approval, and the former Administrative Agent's rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Supplement. After any retiring Administrative Agent's resignation as Administrative Agent, the provisions of this Article 10 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Supplement.


                                          XI

                                    MISCELLANEOUS

          XI.1. RATIFICATION OF AGREEMENT. As supplemented by this Supplement, the Agreement is in all respects ratified and confirmed and the Agreement as so supplemented by this Supplement shall be read, taken and construed as one and the same instrument.

          XI.2. GOVERNING LAW. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

          XI.3. FURTHER ASSURANCES. Each of the Company, the Servicer and the Trustee agrees, from time to time, to do and perform any and all acts and to execute any and all further instruments required or reasonably requested by either Agent or the Majority Purchasers more fully to effect the purposes of this Supplement and the sale of the VFC Certificates hereunder, including, without limitation, in the case of the Company and the Servicer, the execution of any financing or registration statements or similar documents or notices or continuation statements relating to the Receivables and the other Trust Assets for filing or registration under the provisions of the UCC or similar legislation of any applicable jurisdiction.

          SECTION XI.25. PAYMENTS. Each payment to be made hereunder shall be made on the required payment date in lawful money of the United States and in immediately available funds, if to the Purchasers, at the office of the Administrative Agent set forth in Section 11.9. On each Distribution Date, the Administrative Agent shall remit in like funds to each Purchaser its applicable PRO RATA share (based on each such Purchaser's Series 1996-1 Invested Amount) of each such payment received by the Administrative Agent for the account of the Purchasers.

          XI.5. COSTS AND EXPENSES. The Company agrees to pay all reasonable out-of-pocket costs and expenses of the Agents (including, without limitation, reasonable fees and disbursements of one counsel to the Agents) in connection with (i) the preparation, execution and delivery of this Supplement, the Agreement and the other Transaction Documents and amendments or waivers of any such documents and (ii) the enforcement by the Agents of the obligations and liabilities of the Company and the Servicer under the Agreement, this Supplement, the other Transaction Documents or any related document; PROVIDED that any payments made by the Company pursuant to this subsection shall be made solely from funds available to the Company which are not otherwise needed to be applied to the payment of any amounts pursuant to any Pooling and Servicing Agreements, shall be non-recourse other than with respect to proceeds in excess of the proceeds to make such payment, and shall not constitute a claim against the Company to the extent that insufficient proceeds exist to make such payment.

          XI.6. NO WAIVER; CUMULATIVE REMEDIES. No failure to exercise and no delay in exercising, on the part of the Trustee, any Agent or any Purchaser, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exhaustive of any rights, remedies, powers and privileges provided by law.

          XI.7. AMENDMENTS. (a) Subject to subsection (c) of this Section 11.7, this Supplement may be amended in writing from time to time by the Servicer, the Company and the Trustee, with the consent of the Agents but without the consent of any holder of any outstanding VFC Certificate, to cure any ambiguity, to correct or supplement any provisions herein which may be inconsistent with any other provisions herein or to add any other provisions to or change in any manner or eliminate any of the provisions with respect to matters or questions raised under this Supplement which shall not be inconsistent with the provisions of any Pooling and Servicing Agreement; PROVIDED, HOWEVER, that such action shall not, as evidenced by an Officer's Certificate or, to the extent in the reasonable view of the Company, a question of law exists, an Opinion of Counsel delivered to the Trustee, adversely affect in any material respect the interests of the VFC Certificateholders. The Trustee may, but shall not be obligated to, enter into any such amendment pursuant to this paragraph or paragraph (b) below which affects the Trustee's rights, duties or immunities under any Pooling and Servicing Agreement or otherwise.

          (a) Subject to subsection (c) of this Section 11.7, this Supplement may also be amended in writing from time to time by the Servicer, the Company and the Trustee with the consent of the Majority Purchasers for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Supplement or of modifying in any manner the rights of the VFC Certificateholders (including, without limitation, the acceleration of the payment of sums payable to or for the account of the Purchasers under any provision of this Supplement); PROVIDED, HOWEVER, that no such amendment shall, unless signed or consented to in writing by all Purchasers, (i) extend the time for payment, or reduce the amount, of any sum payable to or for the account of any Purchaser under any provision of this Supplement, (ii) subject any Purchaser to any additional obligation (including, without limitation, any change in the determination of any amount payable by any Purchaser) or (iii) change the Aggregate Commitment Amount or the percentage of Purchasers which shall be required for any action under this subsection or any other provision of this Supplement.

          (b) Any amendment hereof can be effected without an Agent's being party thereto; PROVIDED, HOWEVER, that no such amendment, modification or waiver of this Supplement that affects rights or duties of such Agent shall be effective unless such Agent shall have given its prior written consent thereto.

          (c) No amendment hereof shall be effective until the Rating Agency Condition has been satisfied (unless Series 1996-1 has not been rated, in which case this subsection 11.7(d) shall not apply).

          XI.8. SEVERABILITY. If any provision hereof is void or unenforceable in any jurisdiction, such voidness or unenforceability shall not affect the validity or enforceability of (i) such provision in any other jurisdiction or
(ii) any other provision hereof in such or any other jurisdiction.

          XI.9. NOTICES. All notices, requests and demands to or upon any party hereto to be effective shall be given (i) in the case of the Company, the Servicer and the Trustee, in the manner set forth in Section 10.5 of the Agreement and (ii) in the case of the Agents, each Purchaser and the Rating Agencies (if the Series 1996-1 has been rated), in writing, and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand or three days after being deposited in the mail, postage prepaid, or, in the case of facsimile notice, when received, (A) in the case of each Purchaser, at its address set forth on Schedule 1 hereto, (B) addressed as follows in the case of the Agents and (C) addressed to the Rating Agencies (if the Series 1996-1 has been rated) as notified by such Rating Agencies; or to such other address as may be hereafter notified by the respective parties hereto:

    Administrative
            Agent: Bank of America National Trust and Savings Association c/o BA Securities, Inc.
                        231 South LaSalle Street, Suite 1220
                        Chicago, Illinois  60697
                        Attention:  Erik Ford
                        Fax:  312-923-0273

         Co-Agent:      The Chase Manhattan Bank, N.A.
                        One Chase Manhattan Plaza, 5th Floor
                        New York, New York  10081
                        Attention:  Karen Sharf
                        Fax: 212-552-7879

          SECTION XI.31. SUCCESSORS AND ASSIGNS. XI(rr) This Supplement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Company may not assign or transfer any of its rights under this Supplement without the prior written consent of the Purchasers.

          (a) Any Purchaser may, in the ordinary course of its business and in accordance with applicable law, at any time sell to one or more financial institutions or other entities ("PARTICIPANTS") participations in its VFC Certificate and its rights hereunder pursuant to documentation in form and substance satisfactory to such Purchaser and the Participant; PROVIDED, HOWEVER, that (i) in the event of any such sale by a Purchaser to a Participant, (A) such Purchaser's obligations under this Supplement shall remain unchanged, (B) such Purchaser shall remain solely responsible for the performance thereof and (C) the Company shall continue to deal solely and directly with such Purchaser in connection with its rights and obligations under the Pooling and Servicing Agreements, (ii) no Purchaser shall sell any participating interest under which the Participant shall have rights to approve any amendment to, or any consent or waiver with respect to, any Pooling and Servicing Agreement, except to the extent that the approval of such amendment, consent or waiver otherwise would require the unanimous consent of all Purchasers hereunder, (iii) no sale by a Purchaser to a Participant shall be given effect if such sale is not permitted under subsection 5.3(e) of the Agreement, and (iv) each Participant shall, prior to becoming a Participant, execute and deliver to the Administrative Agent an Assignment/Participation Certification. The Company agrees that each Purchaser is entitled, in its own name, to enforce for the benefit of, or as agent for, any Participant any and all rights, claims and interest of such Participant in respect of the Trust and the Company's obligations under this Supplement. A Participant shall have the right to receive Article VII Costs but only to the extent that the related selling Purchaser would have had such right absent the sale of the related participation.

          (b) Any Purchaser may, upon the satisfaction of all applicable requirements under Section 5.3 of the Agreement, in the ordinary course of its business and in accordance with applicable law, at any time sell all or any part of its rights and obligations under this Supplement and the VFC Certificate to (i) its Affiliates and to any other Purchaser and, (ii) upon prior written notice to the Administrative Agent, one or more banks or other entities (an "ACQUIRING PURCHASER"), in each case pursuant to a commitment transfer supplement, substantially in the form of Exhibit C (the "COMMITMENT TRANSFER SUPPLEMENT"), executed by such Acquiring Purchaser, such assigning Purchaser and the Administrative Agent (and, in the case of an Acquiring Purchaser that is not then an existing Purchaser or an Affiliate thereof, by the Company and the Servicer), and delivered to the Administrative Agent for its acceptance and recording in the Register. Notwithstanding the foregoing, no Purchaser shall so sell its rights hereunder without the prior written consent of the Company, which consent shall not be unreasonably withheld, and no Purchaser shall sell its rights hereunder (x) if such sale is not permitted under subsection 5.3(e) of the Agreement and (y) unless, prior to such sale, the purchaser of such rights shall have executed and delivered to the Administrative Agent and the Transfer Agent and Registrar an Assignment/Participation Certification. Upon such execution, delivery, acceptance and recording, (A) the Company shall sign, on behalf of the Trust, and shall direct the Trustee in writing to duly authenticate, and the Trustee, upon receiving such direction, shall so authenticate, a new VFC Certificate in the name and the denomination determined pursuant to the related Commitment Transfer Supplement and set forth in such written direction and shall deliver such VFC Certificate to the Acquiring Purchaser in accordance with such written direction, and (B) from and after the Transfer Issuance Date determined pursuant to such Commitment Transfer Supplement, (I) the Acquiring Purchaser thereunder shall be a party hereto and, to the extent provided in such Commitment Transfer Supplement, have the rights and obligations of a Purchaser hereunder with a Commitment as set forth therein and (II) the transferor Purchaser thereunder shall, to the extent provided in such Commitment Transfer Supplement, be released from its obligations under this Supplement. Such Commitment Transfer Supplement shall be deemed to amend this Supplement (including the Schedules attached hereto) to the extent, and only to the extent, necessary to reflect the addition of such Acquiring Purchaser as a "Purchaser" and the resulting adjustment of Commitment percentages arising from the purchase by such Acquiring Purchaser of all or a portion of the rights and obligations of such transferor Purchaser under this Supplement and the VFC Certificates.

          (c) The Administrative Agent shall maintain at its address referred to in Section 11.9 a copy of each Commitment Transfer Supplement delivered to it.

          (d) Upon its receipt of a Commitment Transfer Supplement executed by a transferor Purchaser and an Acquiring Purchaser (and, in the case of a Transferee that is not then an existing Purchaser or an Affiliate thereof, by the Company and the Servicer), the Administrative Agent shall (i) promptly accept such Commitment Transfer Supplement and (ii) on the Transfer Issuance Date determined pursuant thereto record the information contained therein in the Register and give notice of such acceptance and recordation to the Purchasers, the Servicer and the Company.

          (e) The Company and the Servicer each authorizes each Purchaser to disclose to any Participant or Acquiring Purchaser (each, a "TRANSFEREE") and any prospective Transferee any and all financial information in such Purchaser's possession concerning the Company, the Servicer or the Receivables which has been delivered to such Purchaser by the Company or the Servicer pursuant to this Supplement or which has been delivered to such Purchaser by or on behalf of the Company in connection with such Purchaser's credit evaluation of the Company, the Servicer, the Trust and the Trust Assets prior to becoming a party to this Supplement; PROVIDED, HOWEVER, if any such information is subject to a confidentiality agreement between such Purchaser and the Company or the Servicer, the Transferee or prospective Transferee shall have agreed to be bound by the terms and conditions of such confidentiality agreement.

          (f) If, pursuant to this Section 11.10, any interest in this Supplement or the VFC Certificates is transferred to any Transferee which is organized under the laws of any jurisdiction other than the United States or any State thereof, the transferor Purchaser shall cause such Transferee, concurrently with the effectiveness of such transfer, (i) to represent to the transferor Purchaser (for the benefit of the transferor Purchaser, the Agents, the Company and the Servicer) that under applicable law and treaties no taxes will be required to be withheld by any Agent, the Company, the Servicer or the transferor Purchaser with respect to any payments to be made to such Transferee in respect of the VFC Certificates, (ii) to furnish to the transferor Purchaser (and, in the case of any Acquiring Purchaser not registered in the Register, the Administrative Agent and the Company) either U.S. Internal Revenue Service Form 4224 or U.S. Internal Revenue Service Form 1001 (wherein such Transferee claims entitlement to complete exemption from U.S. federal withholding tax on all interest payments hereunder) and (iii) to agree (for the benefit of the transferor Purchaser, the Administrative Agent, the Company and the Servicer) to provide the transferor Purchaser (and, in the case of any Acquiring Purchaser not registered in the Register, the Administrative Agent, the Company and the Servicer) a new Form 4224 or Form 1001 upon the expiration or obsolescence of any previously delivered form and comparable statements in accordance with applicable U.S. laws and regulations and amendments duly executed and completed by such Transferee, and to comply from time to time with all applicable U.S. laws and regulations with regard to such withholding tax exemption.

          (g) Notwithstanding any other provisions herein, no transfer or assignment of any interests or obligations of any Purchaser hereunder or any grant of participations therein shall be permitted if such transfer, assignment or grant would result in a prohibited transaction under Section 4975 of the Internal Revenue Code or Section 406 of ERISA or cause the Trust Assets to be regarded as plan assets pursuant to 29 C.F.R. Section 2510.3-101, or require the Company or any Seller to file a registration statement with the Securities and Exchange Commission or to qualify the VFC Certificates under the "blue sky" laws of any state.

          XI.11. ADJUSTMENTS; SET-OFF. (a) If any Purchaser (a "BENEFITTED PURCHASER") shall at any time receive in respect of its Series 1996-1 Invested Amount any distribution of principal, interest, Commitment Fees or other fees, or any interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off or otherwise) in a greater proportion than any such distribution received by any other Purchaser, if any, in respect of such other Purchaser's Series 1996-1 Invested Amount, or interest thereon, such Benefitted Purchaser shall purchase for cash from the other Purchasers such portion of each such other Purchaser's interest in the VFC Certificates, or shall provide such other Purchasers with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such Benefitted Purchaser to share the excess payment or benefits of such collateral or proceeds ratably with each of the Purchasers; PROVIDED, HOWEVER, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefitted Purchaser, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. The Company agrees that each Purchaser so purchasing a portion of the VFC Certificateholders' Interest may exercise all rights of payment (including, without limitation, rights of set-off) with respect to such portion as fully as if such Purchaser were the direct holder of such portion.

          (a) In addition to any rights and remedies of the Purchasers provided by law, each Purchaser shall have the right, without prior notice to the Company, any such notice being expressly waived by the Company to the extent permitted by applicable law, upon any amount becoming due and payable by the Company hereunder or under the VFC Certificates to set-off and appropriate and apply against any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Purchaser to or for the credit or the account of the Company. Each Purchaser agrees promptly to notify the Company and the Administrative Agent after any such set-off and application made by such Purchaser; PROVIDED that the failure to give such notice shall not affect the validity of such set-off and application.

          XI.12. COUNTERPARTS. This Supplement may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original, and all of which taken together shall constitute one and the same agreement.

          XI.13. NO BANKRUPTCY PETITION. Each Agent and each Purchaser hereby covenants and agrees that, prior to the date which is one year and one day after the later of (i) the last day of the Series 1996-1 Amortization Period and (ii) the last day of the amortization period of any other Outstanding Series, it will not institute against, or join any other Person in instituting against, the Company any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other similar proceedings under any federal or state bankruptcy or similar law.

          XI.14. RATING OF VFC CERTIFICATES. If a Companion Series to the VFC Certificates shall not have been issued within the period ending one year after the Issuance Date, then, at the request of the Administrative Agent, the Servicer shall, at its own expense, cause the VFC Certificates to be rated by up to two Rating Agencies.

          XI.15. LIMITATION ON ADDITION AND TERMINATION OF SELLERS. (a) Notwithstanding anything to the contrary contained in the Receivables Sale Agreement, the Company shall not consent to the addition of a Seller thereunder unless each of the following conditions shall have been satisfied:

          (i) Each of the conditions set forth in Section 3.02 of the Receivables Sale Agreement shall have been satisfied.

         (ii) The Company and each Agent shall have received copies of the Policies of such additional Seller, which Policies shall be in form and substance satisfactory to the Agents.

        (iii) The Company and each Agent shall have received confirmation (A) that there is no pending or, to their knowledge after due inquiry, threatened action or proceeding affecting such additional Seller before any Governmental Authority (I) that could reasonably be expected to have a Material Adverse Effect with respect to such additional Seller or (II) that purports to affect the legality, validity or enforceability of this Supplement, the Agreement or any other Transaction Document or any of the transactions contemplated hereby or thereby.

         (iv) The Company, the Trustee and each Agent shall have received evidence that the Rating Agency Condition shall have been satisfied with respect to the addition of such Seller.

          (v) The Company, the Trustee and each Agent shall have received a certificate prepared by a Responsible Officer of the Servicer certifying that after giving effect to the addition of such Seller, the Aggregate Target Receivables Amount shall equal or exceed the Aggregate Allocated Receivables Amount on the related Seller Addition Date.

         (vi) The Majority Purchasers shall have given their prior written consent to the addition of such Seller.

          (a) Notwithstanding anything to the contrary contained in the Receivables Sale Agreement, the Company shall not consent to any request made pursuant to Section 9.14 thereof, nor shall any Seller which is the subject of such request be terminated under the Receivables Sale Agreement, in each case unless (i) no Early Amortization Event, Potential Early Amortization Event or Potential Purchase Termination Event (as defined in the Receivables Sale Agreement) (other than with respect to the Seller to be so terminated) has occurred and is continuing (both before and after giving effect to such termination) and (ii) the Trustee shall have received prior notice of such termination (which notice shall be accompanied by a PRO FORMA Daily Report confirming that the Aggregate Target Receivables Amount equals or exceeds the Aggregate Allocated Receivables Amount, each calculated after giving effect to such termination and excluding all Receivables originated by the Seller to be terminated).

          (b) Upon the termination of a Seller pursuant to Section 9.14 of the Receivables Sale Agreement and the foregoing paragraph (b), the calculation (including, without limitation, for purposes of the PRO FORMA calculations pursuant to paragraph (b) above) of the Aggregate Target Receivables Amount, the Aggregate Allocated Receivables Amount, the Series 1996-1 Required Subordinated Amount and all other amounts from which each such amount is directly or indirectly derived shall exclude in each case the Receivables originated by such terminated Seller.

          XI.16. LIMITATION ON DIVISION TRANSFERS. The Servicer hereby agrees that in determining the Aggregate Receivables Amount at any time pursuant to the Pooling and Servicing Agreements, it shall not include therein the Principal Amount of Receivables originated by any business division transferred to RS or any Affiliate thereof by US Foodservice Inc., a Delaware corporation, without the prior written consent of the Majority Purchasers (which consent shall not be unreasonably withheld).


                                         XII

                                 FINAL DISTRIBUTIONS

          XII.1. CERTAIN DISTRIBUTIONS. (a) Not later than 2:00 p.m., New York City time, on the Distribution Date following the date on which the proceeds from the disposition of the Receivables pursuant to subsection 7.2(b) of the Agreement are deposited into the Series 1996-1 Non-Principal Collection Sub-subaccount and the Series 1996-1 Principal Collection Sub-subaccount, the Trustee shall distribute such amounts pursuant to Article III of this Supplement.

          (a) Notwithstanding anything to the contrary in this Supplement or the Agreement, any distribution made pursuant to this Section shall be deemed to be a final distribution pursuant to Section 9.3 of the Agreement with respect to the VFC Certificates.

          IN WITNESS WHEREOF, the Company, the Servicer, the Trustee, the Administrative Agent, the Co-Agent and the Initial Purchasers have caused this Series 1996-1 Supplement to be duly executed by their respective officers as of the day and year first above written.

                                       RYKOFF-SEXTON FUNDING CORPORATION

                                       By:/s/
                                          -----------------------------------
                                          Name:
                                          Title:


                                       RYKOFF-SEXTON, INC., in its individual
                                         capacity and as Servicer

                                       By:/s/
                                          -----------------------------------
                                          Name:
                                          Title:


                                       BANK OF AMERICA NATIONAL TRUST AND
                                       SAVINGS ASSOCIATION, as Administrative
                                       Agent


                                       By:/s/
                                          -----------------------------------
                                          Name:
                                          Title:


                                       THE CHASE MANHATTAN BANK, N.A., as Co-
                                       Agent


                                       By:/s/
                                          -----------------------------------
                                          Name:
                                          Title:


                                       CHEMICAL BANK, not in its individual
                                       capacity but solely as Trustee


                                       By:/s/
                                          -----------------------------------
                                          Name:
                                          Title:

                                       THE CHASE MANHATTAN BANK, N.A.,
                                         as an Initial Purchaser


                                       By:/s/
                                          -----------------------------------
                                          Name:
                                          Title:


                                       BANK OF AMERICA ILLINOIS, as an Initial
                                       Purchaser


                                       By:/s/
                                          -----------------------------------
                                          Name:
                                          Title:

                                                                      SCHEDULE 1


                                     COMMITMENTS


Purchaser/Address                                               Commitment
- -----------------                                               ----------

Bank of America Illinois
c/o BA Securities, Inc.
231 South LaSalle Street
Chicago, Illinois  60697                                        $55,000,000

The Chase Manhattan Bank, N.A.
270 Park Avenue
New York, New York  10017                                       $55,000,000

                                                                      SCHEDULE 2



                                    TRUST ACCOUNTS



                   Account                                     Account Number
                   -------                                     --------------
Series 1996-1 Collection Subaccount                             507-862406
Series 1996-1 Principal Collection Sub-subaccount               507-862503
Series 1996-1 Non-Principal Collection Sub-subaccount           507-862554
Series 1996-1 Accrued Interest Sub-subaccount                   507-862597
Series 1996-1 Collection Subordinated Sub-subaccount            507-862600